UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________________________________________________________________

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TriNet Group, Inc.
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PEOPLE MATTER

trinet™

2026 PROXY STATEMENT

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Dear Shareholders,
As we entered 2025, TriNet focused on strengthening the fundamentals of our business while helping small and medium-sized businesses navigate one of the most dynamic operating environments in decades. Our customers continue to face macroeconomic uncertainty, an evolving regulatory landscape, rising benefit and labor costs, and rapid technological change driven by artificial intelligence. Against this backdrop, our priorities were clear: elevate the customer experience, sharpen go-to-market execution, reinforce pricing discipline, and operate more efficiently to better serve customers and create long-term stockholder value.
The pace of change for our customers continues to accelerate. Small and medium-sized businesses are under pressure to do more with fewer resources while remaining compliant, competitive, and attractive employers. At the same time, AI adoption across the economy is reshaping how work gets done. We believe TriNet’s co-employment model, with its allocation of employment-related responsibilities between TriNet and our clients in a complex regulatory environment, cannot be easily replicated or unbundled by software alone. This integrated responsibility is foundational to the trust our customers place in us and core to the long-term defensibility of our model.
Throughout 2025, we focused on what we can control to help customers succeed: applying technology thoughtfully to enhance service quality and efficiency, while continuing to deliver the human expertise, risk management, and support our customers rely on. We took deliberate actions in 2025 to strengthen our foundation so we can be a more resilient and dependable partner in uncertain times.
A key focus was ensuring the sustainability of our health insurance offerings in a challenging cost environment. In 2025, we completed a comprehensive health fee repricing to better align pricing with risk and stabilize our Insurance Cost Ratio. While difficult, these actions were necessary to preserve long-term affordability, choice, and stability for customers. With the most significant repricing behind us, we believe we are better positioned to balance competitiveness, retention, and profitability.
We also invested to strengthen how we engage prospective clients and their advisors. In sales, we built a more experienced organization, increased the number of tenured sales consultants, and launched the Ascend program to develop the next generation of talent. By leveraging AI-enabled tools, we are improving sales effectiveness, streamlining workflows, and better connecting teams with customer needs. We also deepened broker partnerships and invested in the technology and service capabilities that support this important channel.
Enhancing the customer experience remains central to our strategy. In 2025, TriNet achieved an all-time high Net Promoter Score, reflecting improvements in service quality and execution. We advanced our platform capabilities, including expansion of our ASO offering, which continues to resonate with customers seeking flexibility and choice. We are applying AI to simplify routine questions, improve knowledge management, and accelerate resolution times—freeing our teams to focus on higher value, more complex customer needs. Looking ahead, we are excited to introduce TriNet Assistant, an AI-powered tool designed to bring more than three decades of TriNet expertise directly to customers with fast, accurate answers across a broad range of HR topics.
Throughout the year, we paired these investments with strong financial discipline. In 2025, we reduced operating expenses, generated solid free cash flow, strengthened our balance sheet, and delivered earnings near the top end of our guidance range. We also returned significant capital to shareholders through dividends and share repurchases, reflecting the durability of our business model and our commitment to long-term value creation.
As we look ahead to 2026, we remain confident in the role TriNet plays for small and medium-sized businesses. Our customers will continue to innovate, adopt emerging technologies such as AI, and compete more effectively with larger enterprises. TriNet is committed to helping them do exactly that – by combining technology, expertise, and human support in a way that reduces complexity and allows customers to focus on growing their businesses. We enter 2026 focused, resilient, and well positioned to support our customers and deliver sustainable growth.

Thank you for your continued trust and support.

Mike Simonds, President & CEO

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TRINET GROUP, INC.
One Park Place, Suite 600
Dublin, California 94568
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of TRINET GROUP, INC., a Delaware corporation, which will be held virtually on Wednesday, May 27, 2026, at 9:00 a.m. Pacific Time (the "2026 Annual Meeting").

Date and Time Wednesday, May 27, 2026 9:00 a.m. Pacific Time	VSM Website www.virtualshareholdermeeting.com/TNET2026	Record Date March 31, 2026
We are holding the 2026 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement.

Matters You Are Voting On

PROPOSAL 1	The election of Michael J. Angelakis, David C. Hodgson, Jacqueline Kosecoff and Michael Q. Simonds as Class III directors.

PROPOSAL 2	Approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

This year's annual meeting will be a completely virtual meeting of stockholders. You can attend the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/TNET2026, where you will be able to listen to the meeting live, submit questions, and vote online during the meeting, just as you could at an in-person meeting. We believe that a virtual meeting enables expanded access and increased stockholder attendance and participation.
The record date for the 2026 Annual Meeting is March 31, 2026. Only stockholders of record at the close of business on that date may vote at our 2026 Annual Meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 15, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.
We appreciate your continued support of TriNet.
By Order of the Board of Directors,
Sidney Majalya, Secretary
April 15, 2026

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you or vote over the telephone or the Internet as instructed in these materials as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Cautionary Note Regarding Forward-Looking Statements
For purposes of this Proxy Statement on Form DEF14-A (the “Proxy Statement”), the terms “TriNet,” “the Company,” “we,” “us” and “our” refer to TriNet Group, Inc., and its subsidiaries. This Proxy Statement contains statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” "achieve," “can,” “continue,” “could,” “design,” "drive," “estimate,” “expect,” “future,” "grow," “impact,” “intend,” “may,” “plan,” “potential,” “project,” "remain," “seek,” “should,” “strategy,” “target,” “value,” “will,” “will be,” “will continue,” “would” and similar expressions or variations intended to identify forward-looking statements.
Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 12, 2026.
Forward-looking statements are not guarantees of future performance but are based on management’s expectations as of the date of this Proxy Statement and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past results, performance or achievements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
The information provided in this Proxy Statement is based upon the facts and circumstances known as of the date of this Proxy Statement, and any forward-looking statements made by us in this Proxy Statement speak only as of the date of this Proxy Statement. We undertake no obligation to revise or update any of the information provided in this Proxy Statement, except as required by law.
Website References
This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials, including the information on the Company’s website, as may be referenced in this Proxy Statement, are provided for convenience only, and are not intended to be, part of this Proxy Statement and are not incorporated by reference herein.

PROXY SUMMARY

Meeting Details

Date and Time Wednesday, May 27, 2026 9:00 a.m. Pacific Time	VSM Website www.virtualshareholdermeeting.com/TNET2026	Record Date March 31, 2026

How to Vote

By Mail Mark, sign and date your proxy card and send by free post	By Phone In the U.S. or Canada dial toll free 24/7 1-800-690-6903	By Internet Visit 24/7 www.proxyvote.com	Vote Live Vote live at the 2026 Annual Meeting

By Scanning Scan your unique QR code on your proxy card 24/7 to vote with your mobile device
YOUR VOTE IS IMPORTANT.
We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented, even if you do not attend the 2026 Annual Meeting. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the 2026 Annual Meeting and to vote your shares at the 2026 Annual Meeting.

Voting Recommendations

Matters You Are Voting On		Board Recommendation	Page

1	The election of Michael J. Angelakis, David C. Hodgson, Jacqueline Kosecoff and Michael Q. Simonds as Class III directors.	☑ FOR	3

2	Approval, on an advisory basis, of the compensation of our Named Executive Officers.	☑ FOR	20

3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☑ FOR	21

2026 NOTICE AND PROXY STATEMENT	1

Proxy Summary	Table of Contents
2026 Director Nominees

				Committee Memberships

Name	Age	Director Since	Independent	FA	CHCM	NCG	R

Michael J. Angelakis	61	2017	Yes		¡	¡
David C. Hodgson	69	2005	Yes			¡
Jacqueline Kosecoff	76	2020	Yes		¡		¡
Michael Q. Simonds	52	2024	No

¡	Member	FA	Finance and Audit	NCG	Nominating and Corporate Governance
		CHCM	Compensation and Human Capital Management	R	Risk

Small and medium-sized businesses are powerful engines of progress — driving innovation, improving lives, and shaping the communities around them. At TriNet, supporting and empowering these businesses at every stage of their journey is not just what we do; it is the very reason we exist. We are proud to celebrate the extraordinary impact of SMBs and the countless ways they continue to change the world.

Mike Simonds
President and Chief Executive Officer

2	2026 NOTICE AND PROXY STATEMENT

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors of TriNet Group, Inc. (the "Board") is divided into three classes, each with a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, even if less than a quorum of the Board, or by a sole remaining director. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until their successor is duly elected and qualified.
As of the date of filing of this Proxy Statement, our Board has twelve members. Michael J. Angelakis, David C. Hodgson, Jacqueline Kosecoff and Michael Q. Simonds are Class III directors whose terms of office expire at the 2026 Annual Meeting. Each of the directors listed below has been recommended for reelection by our Nominating and Corporate Governance Committee and has been nominated for reelection by our Board. Pursuant to our Bylaws, if elected at the 2026 Annual Meeting, each of these nominees would serve until our 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or a director’s service may cease sooner in the event of such director's death, resignation or removal.
Our nominees will be elected by a plurality of the votes of the holders of shares attending the 2026 Annual Meeting or represented by proxy and entitled to vote on the election of directors at our 2026 Annual Meeting. This means that the four nominees receiving the highest number of affirmative votes, even if less than a majority of the shares outstanding on the record date, will be elected as four members of the Board. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. If any nominee becomes unavailable for election for any reason, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. We have no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for election at our 2026 Annual Meeting and each director whose term will continue after our 2026 Annual Meeting.
Board Composition
TriNet recognizes that breadth in experience, skill sets, and personal backgrounds of members of our Board are one of the keys to good governance. Currently, we have 12 directors on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

2026 NOTICE AND PROXY STATEMENT	3

Proposal 1	Table of Contents
Nominees for Election

MICHAEL J. ANGELAKIS

Independent Director Age: 61 Joined the Board: 2017 Committee Memberships: •Compensation and Human Capital Management •Nominating and Corporate Governance
Michael J. Angelakis has been a member of our Board since February 2017. Mr. Angelakis has served as the Chairman and CEO of Atairos Management, L.P. since August 2015. He has also served as a senior advisor to the Executive Management Committee of Comcast Corporation since January 2016, and, prior to founding Atairos, served as Comcast Corporation’s Vice Chair from 2011 to October 2015 and CFO from March 2007 to July 2015. Prior to joining Comcast, from 1999 to 2007, Mr. Angelakis served as a Managing Director and a member of the Management and Investment Committees of Providence Equity Partners. Mr. Angelakis serves on the board of directors of the following public companies: American Express Company since March 2025, Exxon Mobil Corporation since March 2021, and Lucky Strike Entertainment Corporation since July 2017. Mr. Angelakis previously served on the board of directors of Clarivate PLC from December 2021 to June 2025, Hewlett Packard Enterprises from October 2015 to March 2020 and Duke Energy Corporation from October 2015 to August 2017, as the Chairman of the Board for the Federal Reserve Bank of Philadelphia from October 2015 to August 2017, and as a trustee of Babson College. Mr. Angelakis was elected as a director of TriNet pursuant to the terms of the Stockholder Agreement, dated as of December 21, 2016, between TriNet and AGI-T, L.P., an affiliate of Atairos Group, Inc. Mr. Angelakis holds a B.S. from Babson College and is a graduate of the O/P Management Program at Harvard Business School. The Nominating and Corporate Governance Committee believes that Mr. Angelakis is qualified to serve on the Board based on his extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the CFO of a public company, as well as experience as a director of other public companies.

DAVID C. HODGSON

Chairman of the Board Age: 69 Joined the Board: 2005 Committee Memberships: •Nominating and Corporate Governance
David C. Hodgson has been a member of our Board since June 2005 and has served as the Chair of our Board since May 2018. Mr. Hodgson is Vice Chairman and a Managing Director of General Atlantic, a global growth private equity firm he helped found in 1982. Mr. Hodgson is former Chair and current member of the Board of Trustees of Johns Hopkins Medicine since July 2010. Mr. Hodgson has served on the board of directors of Johns Hopkins HealthCare and Johns Hopkins Medicine International since 2012. Mr. Hodgson has been Chair of the Manhattan Theatre Club since 1992 and has served on the President's Leadership Council of the Dartmouth College Board of Trustees since 2020. Mr. Hodgson has also been a member of the Advisory Council at Stanford Graduate School of Business since 2018 and is a member of the Partnership Committee of GASC MGP, LLC. Mr. Hodgson is Chairman Emeritus of the board of Echoing Green and is Trustee Emeritus of Johns Hopkins University. He is currently a director of two public companies, Royalty Pharma since June 2022 and Alignment Healthcare since May 2024. He also serves as a director for UK-based private company Howden Group since 2013. Mr. Hodgson also served on the board of directors of DHI Group, Inc. from August 2005 to May 2014. Mr. Hodgson holds a B.A. in Mathematics and Social Sciences from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Hodgson is qualified to serve on our Board based on his experience as a member of the board of directors of a number of public and private companies and his experience assisting companies in their development as a Managing Director of General Atlantic.

4	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Proposal 1

JACQUELINE KOSECOFF

Independent Director Age: 76 Joined the Board: 2020 Committee Memberships: •Compensation and Human Capital Management •Risk
Jacqueline Kosecoff has been a member of our Board since January 2020. Since March 2012, Dr. Kosecoff has been a Managing Partner of Moriah Partners, a venture capital and private equity investing firm. She has also been a senior advisor of Warburg Pincus, a private equity investing firm since March 2012. Dr. Kosecoff has also served on public company boards, including Alignment Healthcare since March 2017. She previously served on the public company boards of Sealed Air Corporation from May 2005 to May 2021, GoodRx from May 2016 to June 2023, STERIS plc from October 2003 to July 2025, and Houlihan Lokey, Inc. from June 2016 to September 2025. She currently serves on the private company boards of Independent Living Systems, LLC since April 2013, Intelligent Medical Objects since October 2023, InformedDNA since April 2020, Alegeus Technologies, LLC since August 2021, Iris Telehealth, Inc. since July 2021 and Convergint since May 2025. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from the University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Dr. Kosecoff is qualified to serve on our Board based on her extensive healthcare industry experience, leadership gained through her senior management roles in a variety of healthcare companies, and her service on the board of directors of other public companies.

MICHAEL Q. SIMONDS

Director President and Chief Executive Officer Age: 52 Joined the Board: 2024 Committee Memberships: •None
Michael Q. Simonds is President and CEO of TriNet and joined the Company and the Board in February 2024. Before joining TriNet, Mr. Simonds joined Unum Group, a Fortune 500 provider of workplace benefits and services, in 2003, and served as Executive Vice President and Chief Operating Officer at Unum, from February 2020 to February 2024. In this role, Mr. Simonds was responsible for all of Unum’s active businesses, collectively serving nearly 40 million workers and their families globally. He previously served as President and CEO of Unum US, Unum Group’s largest business unit, as well as other management positions at Unum. During this time, Mr. Simonds helped to lead the company's investments in a differentiated customer experience through HCM partnerships and expansion in voluntary benefits, dental, vision, and absence management solutions. Prior to Unum, Mr. Simonds served a range of financial institutions as a consultant at McKinsey & Company from 2001 to 2003 and has served on a number of non-profit boards focused on issues of health, education, and financial stability. He holds a B.A. from Bowdoin College in Economics and Anthropology and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee believes Mr. Simonds is qualified due to his extensive knowledge of the insurance industry and experience as Chief Operating Officer at Unum as well as his knowledge of the daily workings of TriNet which helps the Board oversee strategy execution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

2026 NOTICE AND PROXY STATEMENT	5

Proposal 1	Table of Contents
Directors Continuing in Office Until Our 2027 Annual Meeting of Stockholders

RALPH A. CLARK

Independent Director Age: 67 Joined the Board: 2021 Committee Memberships: •Nominating and Corporate Governance (Chair) •Compensation and Human Capital Management
Ralph A. Clark has been a member of our Board since March 2021. Mr. Clark has served as the President and CEO of SoundThinking, Inc. since June 2010. Prior to joining SoundThinking, Mr. Clark was the CEO of GuardianEdge Technologies, a company that he joined in 2005, which was acquired by Symantec in 2010. Mr. Clark also served as the Vice President of Finance of Adaptec, Inc. and as the CFO of Snap Appliance which was acquired by Adaptec. Mr. Clark started his career as a marketing representative with the data processing division of IBM. Post business school, Mr. Clark spent three years in investment banking with Goldman Sachs and Merrill Lynch. Mr. Clark has served on the board of Glowforge, Inc., a private Seattle-based company, from September 2021 to October 2025. He is a former board member and chair emeritus of Pacific Community Ventures, former board member and chair of the Oakland Boys and Girls Club, former trustee and Vice-Chair of the Oakland Museum of California, and former trustee of the American Conservatory Theater. He has also served on the Harvard Business School Global Advisory Board since February 2019. Mr. Clark graduated with a B.S. in Economics from University of the Pacific, Stockton, California in 1981 and with an M.B.A. from Harvard Business School in 1993. The Nominating and Corporate Governance Committee believes Mr. Clark is qualified due to his experience as President and CEO of SoundThinking, which gives him knowledge and insight into the management needs and growth strategy of a publicly traded company.

MARIA CONTRERAS-SWEET

Independent Director Age: 70 Joined the Board: 2020 Committee Memberships: •Risk (Chair) •Nominating and Corporate Governance
Maria Contreras-Sweet has been a member of our Board since November 2020. Ms. Contreras-Sweet became the Managing Member of Contreras Sweet Enterprises, in June 2017 and Rockway Equity Partners, LLC, in August 2017. From April 2014 through January 2017, Ms. Contreras-Sweet served as the 24th Administrator of the U.S. Small Business Administration and as a member of President Barack Obama’s cabinet. Ms. Contreras-Sweet was also a founder of ProAmerica Bank, where she served as Executive Chair from 2006 to 2014. Ms. Contreras-Sweet was Co-Founder and Managing Partner of Fortius Holdings from 2004 to 2006. Prior to that, Ms. Contreras-Sweet served as the California Cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003. Ms. Contreras-Sweet has been a director of Regional Management Corporation since January 2018 and Zions Bancorporation since April 2021. She has also served on the private company board of Vistage Worldwide since August 2023 and on the nonprofit board of the Bipartisan Policy Center since February 2018. She also serves as Chair of the Los Angeles World Affairs Council and is a distinguished fellow of the Larta Institute. In addition, Ms. Contreras-Sweet served on the Sempra Energy board of directors from March 2017 to May 2023. Ms. Contreras-Sweet has been bestowed with numerous Honorary Doctorates including from Tufts University, Whittier College and California State University, Los Angeles. The Nominating and Corporate Governance Committee believes that Ms. Contreras-Sweet possesses extensive knowledge and executive experience in state and federal government, corporate, entrepreneurial and nonprofit sectors.

6	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Proposal 1

BRIAN C. EVANKO

Independent Director Age: 49 Joined the Board: 2024 Committee Memberships: •Finance and Audit
Brian C. Evanko has been a member of our Board since July 2024. Mr. Evanko has served in various roles with The Cigna Group with increasing levels of authority since 1998, including serving as President and COO since March 2025. In addition, Mr. Evanko served as President and Chief Executive Officer of Cigna Healthcare from January 2024 to March 2025. Mr. Evanko served as Chief Financial Officer of The Cigna Group from January 2021 to March 2025. From November 2017 to January 2021, Mr. Evanko led Cigna Healthcare's U.S. Government business, which included Medicare Advantage, Government Pharmacy, Medicaid, Individual and Family Plans (IFP), and Cigna Supplemental Benefits. Mr. Evanko also previously served as President of U.S. Individual and Voluntary Businesses for Cigna Healthcare, where he led the implementation of the Affordable Care Act for the company's Individual Exchange. He currently serves as Vice Chair of the nonprofit board of the Connecticut Science Center, where he has been a director since May 2018. Mr. Evanko earned a B.A. in actuarial science from Pennsylvania State University and is a Fellow of the Society of Actuaries (FSA), Member of the American Academy of Actuaries (MAAA) and a Chartered Financial Analyst (CFA). The Nominating and Corporate Governance Committee believes Mr. Evanko is qualified to serve as a director due to his experience as a public company CFO and his knowledge of the insurance industry.

JANET H. KENNEDY

Independent Director Age: 65 Joined the Board: 2025 Committee Memberships: •Finance and Audit •Compensation and Human Capital Management
Janet Kennedy joined TriNet's Board in September 2025. Ms. Kennedy is a seasoned executive with more than 40 years of experience leading digital and technology transformations. Most recently, Ms. Kennedy served as VP, North America Regions of Google Cloud at Alphabet, Inc. from July 2019 to April 2023, focused on helping clients leverage emerging technologies to develop and execute their digital transformations. Ms. Kennedy also previously served as a Partner/Principal, Americas Digital Transformation Leader at Ernst & Young from 2018 to 2019. Prior to that, Ms. Kennedy held a variety of positions at Microsoft Corporation, including as Vice President, MSUS Digital Transformations Leader from 2017 to 2018, President, Microsoft Canada from 2013 to 2017, U.S. Enterprise, VP, West and Central Regions from 2009 to 2013, District General Manager – Midwest EPG from 2006 to 2008, Director, Retail and Hospitality Industry from 2005 to 2006, and Regional Sales Director, Retail and Hospitality from 2002 to 2004. Ms. Kennedy also served at IBM Corporation in various roles from 1983 to 2002. Ms. Kennedy also currently serves on the board of directors for Canadian Pacific Kansas City Limited since April 2023, where she serves as chair of the Audit and Finance Committee and as a member of the Integration Committee. Canadian Pacific Kansas City acquired Kansas City Southern railroad, where she served as a public board director since May 2017 to April 2023. Ms. Kennedy joined the Duluth Holdings, Inc in August 2023 and serves on the Audit Committee. Ms. Kennedy holds a B.S. in Industrial Management/Industrial Engineering from Purdue University and an M.B.A. from the McColl School of Business at Queens University of Charlotte. The Nominating and Corporate Governance Committee believes Ms. Kennedy is qualified to serve as a director due to her extensive financial and digital technology experience.

2026 NOTICE AND PROXY STATEMENT	7

Proposal 1	Table of Contents
Directors Continuing in Office Until Our 2028 Annual Meeting of Stockholders

PAUL CHAMBERLAIN

Independent Director Age: 62 Joined the Board: 2015 Committee Memberships: •Compensation and Human Capital Management (Chair) •Finance and Audit
Paul Chamberlain has been a member of our Board since December 2015. Since January 2015, Mr. Chamberlain has operated his own strategic and financial advisory firm, PEC Ventures. Prior to starting PEC Ventures, Mr. Chamberlain worked at Morgan Stanley, a multinational investment bank and financial services company, for 26 years, most recently as Managing Director and Co-Head of Global Technology Banking. Mr. Chamberlain has served on the board of directors of ServiceNow, Inc. since October 2016 and previously served on the board of directors of Veeva Systems, Inc. from December 2015 through June 2023. Mr. Chamberlain has taught at Princeton University’s Bendheim Center of Finance since January 2023 and previously served as a visiting professor at Princeton’s Keller Center for Entrepreneurial Studies. Mr. Chamberlain has served on the Strategic Advisory Committee of JobTrain, Menlo Park, a California-based vocational and life skills training group since July 2020. Mr. Chamberlain holds a B.A. in History, magna cum laude, from Princeton University in 1985 and an M.B.A. from Harvard Business School in 1989. The Nominating and Corporate Governance Committee believes that Mr. Chamberlain is qualified to serve on our Board based on his strategic and financial expertise, his public board work with other leading technology companies and his past experience as a Managing Director of Morgan Stanley.

WAYNE B. LOWELL

Independent Director Age: 70 Joined the Board: 2009 Committee Memberships: •Finance and Audit (Chair) •Risk
Wayne B. Lowell has been a member of our Board since August 2009. From March 2012 until November 2017, Mr. Lowell served as Chair and CEO of Senior Whole Health Holdings, Inc., a health insurance company focused on providing health insurance coverage to senior citizens. From 1998 to 2012, Mr. Lowell served as President of Jonchra Associates, LLC, which provided strategic, operating and financial advice to senior management of private equity-funded and publicly-held entities. Earlier, Mr. Lowell worked for PacifiCare Health Systems, which was a Fortune 500 healthcare company where he held various positions of increasing authority, ultimately serving as Executive Vice President, CFO and Chief Administrative Officer. Mr. Lowell served on the board of directors of Addus Homecare Corporation from January 2010 to June 2013. Mr. Lowell holds a B.S. in Accounting from the University of Maryland and an M.B.A. from the University of California, Irvine. Mr. Lowell is a Certified Public Accountant. The Nominating and Corporate Governance Committee believes that Mr. Lowell is qualified to serve on our Board based on his years of experience in the health care industry and his past experience as a CFO.

8	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Proposal 1

MADHU RANGANATHAN

Independent Director Age: 61 Joined the Board: 2025 Committee Memberships: •Finance and Audit •Risk
Madhu Ranganathan joined TriNet's Board in September 2025. Ms Ranganathan previously served as OpenText's CFO of Corporate Development from April 2024 to March 2025 and as Executive Vice President, Chief Financial Officer in April 2018 until April 2024. Ms. Ranganathan served as the Chief Financial Officer for [24]7.ai from June 2008 to March 2018. Ms. Ranganathan also held senior financial roles at Rackable Systems from December 2005 to May 2008, Redback Networks from August 2002 to November 2005, and Backweb Technologies from December 1996 to January 2000. She also has public accounting experience with PricewaterhouseCoopers LLC. Ms. Ranganathan currently serves as a Board member for the Bank of Montreal since April 2021 and Akamai Technologies since June 2019. She previously served on the board of Micro Focus International form 2023 to 2025. She also previously served as a Board member of ServiceSource and Watermark, a Bay Area organization focused on professional development for women. Ms. Ranganathan holds an M.B.A. in Finance from the University of Massachusetts, is a member of the AICPA and a Chartered Accountant (India). The Nominating and Corporate Governance Committee believes that Ms. Ranganathan is qualified to serve on our Board based on her extensive experience in the tech industry and her experience as a public company CFO.

MYRNA SOTO

Independent Director Age: 57 Joined the Board: 2021 Committee Memberships: •Risk •Nominating and Corporate Governance
Myrna Soto joined TriNet's Board in May 2021. Ms. Soto’s cybersecurity experience includes her current role as an advisory board member for venture capital firm ForgePoint Capital since March 2019, as well as previous positions that include Chief Strategy & Trust Officer for ForcePoint from May 2020 to May 2021, Chief Operating Officer for Digital Hands from March 2019 to May 2020, strategic advisor to the CEO for Bay Dynamics from July 2015 to December 2019, and Global Chief Information Security Officer for Comcast from 2009 to 2018. Her experience also includes leadership and advisory roles with MGM Resorts International, Royal Caribbean Cruises, American Express and Norwegian Cruise Lines, among others. Ms. Soto currently serves on several public company boards, including Consumers Energy/CMS Energy since January 2015 and Popular Inc. from July 2018 until May 8, 2026. Ms. Soto also serves on the boards of two private companies, Delinea since July 2021 and Vectra.ai since June 2023. She previously served on the boards of Headspace from October 2021 to August 2024, Huntress from September 2023 to August 2024 and Spirit Airlines from July 2018 to March 2025. Ms. Soto has also served as a senior investment advisor in the private equity space for TPG since January 2022. Ms. Soto earned an M.B.A and an M.S. from Nova Southeastern University, as well as a B.A. in Psychology from Florida International University. She also holds a master certificate in project management and information technology management from The George Washington University School of Business. Ms. Soto is a Board of Governance Fellow for the National Association of Corporate Directors. The Nominating and Corporate Governance Committee believes Ms. Soto is qualified due to having over 30 years of experience in the information technology and cybersecurity fields and currently serves on multiple public company boards and has both compensation and audit committee experience.

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CORPORATE GOVERNANCE
Independence of the Board of Directors
Our Board has undertaken a review of its composition, the composition of its committees and of the independence of each of our directors and determined that, other than Mr. Michael Q. Simonds, by virtue of his position as our President and Chief Executive Officer ("CEO"), each of our directors is “independent” as that term is defined under the listing requirements and rules of the New York Stock Exchange ("NYSE"). In making this determination, our Board considered the current and prior relationships that each non-employee director has with TriNet and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of the director nominees, directors or any of our executive officers.
Board Leadership Structure
We separate our Chair of the Board of Directors (the “Board Chair”) and CEO with the aim to reinforce the independence of our Board in its oversight of our business and affairs. In the event that the Board Chair is not an independent director, one of our independent directors may be designated by the Board of Directors as lead independent director. We believe that the structure of an independent Board Chair or a lead independent director enhances the effectiveness of our Board by positioning the Board and Board leadership to objectively evaluate and oversee management’s performance, ensure management accountability, and align management with the best interests of the Company and its stockholders. Our current Board Chair, Mr. David C. Hodgson, has, among other things, the authority to call and preside over Board meetings, to set meeting agendas, and to determine the materials distributed to our Board. Our Bylaws set forth the procedure for the Board to appoint an interim Board Chair if the Board Chair becomes unavailable to perform their duties.
Role of the Board in Risk Oversight
One of our Board’s key functions is informed oversight of our risk management process. Our Board administers this oversight function directly as well as through the Board’s standing committees. Our officers are responsible for day-to-day management of the material risks that TriNet faces. Our Risk Committee reviews the design of our enterprise risk management program and monitors management's operation of that program, its execution of objectives and the adequacy of its processes and corresponding reports, including ensuring that such program and framework is appropriate for the Company given its business strategy, risk appetite, risk profile and other risk-related factors. The Risk Committee has the responsibility for monitoring the quality and effectiveness of our information security, data privacy and disaster recovery capabilities taking into account emerging risk trends and exposure. Additional responsibilities include reviewing the Company’s efforts to foster a culture of risk adjusted decision making without constraining reasonable risk taking and innovation and reviewing management's reports on risk management processes, methodologies, controls and capabilities. Our Finance and Audit Committee considers and discusses our significant financial risk exposures and management actions to monitor and control these potential exposures, monitors our compliance with financial requirements and our systems of internal control over financial reporting and audits of financial statements, and oversees the performance of our internal audit function, including the quality and integrity of our financial statements. Our Nominating and Corporate Governance Committee develops and recommends to the Board edits to our Corporate Governance Guidelines, Insider Trading Policy, Material Nonpublic Information Policy, Stockholder Communications Policy and Code of Business Conduct and oversees governance risks, such as director independence and conflicts of interest. Our Compensation and Human Capital Management Committee ("CHCM Committee") assesses and monitors risks related to our compensation policies and programs, such as management incentives and potential for excessive risk-taking and risks arising from employee compensation policies and practices, organizational talent and development, as well as general management succession. Our Board receives periodic updates from our management and their independent advisors throughout the year regarding the risks that TriNet faces and reviews our enterprise risk management program at least annually. In addition, our committees meet periodically with management and their independent advisors to review risks and risk management processes relevant to the committees’ respective areas of oversight. Both our Board and our Board committees receive periodic and incidental reports as matters may arise from our Chief Compliance Officer or from our Chief Legal Officer ("CLO"), and from our Internal Audit Department, regarding potential violations of our Code of Business Conduct and Ethics, our ethics hotline activity and other complaints we may

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receive regarding potential ethics violations, financial controls, accounting and other auditing matters. Our committees regularly report to the Board and have the ability to raise material risk exposures to the Board.
We encourage our directors to participate in external continuing director education programs with funding provided by the Company. New directors also participate in comprehensive orientation sessions that include materials on the Company’s policies and procedures, meetings with senior management and visits to the Company’s facilities, a review of the Company’s financial position and industry and an introduction into the Company’s legal and regulatory environment and the directors’ fiduciary duties.
Board Oversight of Strategy
The Board plays an active role in overseeing the Company’s strategy to promote long‑term value creation and sustainable performance. The Board works closely with management to understand the Company’s strategic priorities, monitor execution, and assess related risks and opportunities given the evolving operating environment.
The Board’s oversight of strategy is conducted primarily at the full Board level and is informed by the breadth of skills, experience, and perspectives of the directors. Management regularly engages with the Board to discuss strategic developments, key initiatives, and external trends affecting the Company, including market, regulatory, technological, and competitive dynamics.
Each year, the Board dedicates a substantial portion of its September meeting to an in‑depth review of the Company’s long‑term strategy. During this extended strategy session, management presents the Company’s strategic framework, key priorities, and multi‑year objectives, and the Board engages in robust discussion and provides feedback on strategic direction, execution considerations, and associated risks.
In addition to the annual strategy session, the Board receives quarterly updates from management relating to strategy. These updates include a dashboard designed to track progress against key strategic initiatives, highlight areas of focus, and support ongoing Board oversight of execution. Through these regular updates, the Board monitors alignment between strategy, performance, and capital allocation and considers whether adjustments are warranted based on internal performance or changes in the external environment.
The Board also considers strategy in the context of its broader oversight responsibilities, including risk management, talent and leadership development, capital allocation, and technology investments. The relevant committees of the Board provide additional focus and insights within their respective areas of responsibility, and committee discussions are reported to the full Board as appropriate to support integrated oversight.
Through this combination of comprehensive annual review, regular progress monitoring, and ongoing engagement with management, the Board seeks to ensure that the Company’s strategy is thoughtfully developed, effectively executed, and responsive to evolving business conditions.
Meetings of the Board of Directors
Our Board held five meetings during 2025. In 2025, each of our directors attended at least 75% of the aggregate of our Board meetings and of the meetings of each committee on which they served that were held during their service as a Board member, except for Ms. Kennedy, who was appointed to our Board on September 30, 2025, and to each of our Finance and Audit Committee and Compensation and Human Capital Management Committee in November 2025, but was unable to attend certain meetings on a single day due to a medical reason, which had a disproportionate impact on attendance percentage due to her recent appointment. In addition, our non-management directors met five times in 2025 in scheduled executive Board sessions at which only non-management directors were present. The Board Chair presided over these executive sessions. It is our policy to invite and encourage directors and nominees for director to attend each of our annual meetings of stockholders. In 2025, all of the directors then in office attended our 2025 Annual Meeting of Stockholders.

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Information Regarding Committees of the Board of Directors
Our Board has four committees: a Finance and Audit Committee, a Compensation and Human Capital Management Committee, a Nominating and Corporate Governance Committee and a Risk Committee. The following table provides membership for each of our Board committees as of April 15, 2026:

	Finance and Audit	Nominating and Corporate Governance	Compensation and Human Capital Management	Risk

Michael J. Angelakis		¡	¡
Paul Chamberlain ❖	¡		●
Ralph A. Clark		●	¡
Maria Contreras-Sweet		¡		●
Brian C. Evanko ❖	¡
David C. Hodgson		¡
Janet H. Kennedy ❖	¡		¡
Jacqueline Kosecoff			¡	¡
Wayne B. Lowell ❖	●			¡
Madhu Ranganathan ❖	¡			¡
Myrna Soto		¡		¡

●	Chairperson	¡	Member	❖	Financial Expert

Finance and Audit Committee
The primary functions of our Finance and Audit Committee include:
•assisting the Board in its oversight of:
•the Company’s corporate accounting and financial reporting processes;
•the Company’s systems of internal control over financial reporting;
•the Company’s audits of financial statements;
•the quality and integrity of the Company’s financial statements and internal controls;
•the qualifications, performance and independence of the Company’s independent registered public accounting firm;
•the performance, responsibilities, budget and staffing of the Company’s internal audit function; and
•the Company's compliance with legal and regulatory requirements.
•reviewing and discussing with the independent auditor all matters required to be discussed pursuant to auditing standards and, in conjunction with management, current accounting trends and developments as applicable to the Company;
•reviewing the Company’s cash position, capital structure and strategies, financial and foreign currency policies, insurance coverage, and tax planning and compliance;
•conducting an annual assessment of the performance of the Finance and Audit Committee and periodically reviewing and assessing the adequacy of its charter;
•establishing procedures for the receipt, retention and treatment of complaints and monitoring complaints received by us regarding accounting, internal accounting controls or auditing matters;
•preparing the report that the SEC rules require to be included in the Company’s annual proxy statement; and
•reviewing the Company’s policies and practices for complying with laws and regulations that materially impact the Company’s financial risk exposures.

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Our Board has determined that each member of our Finance and Audit Committee is independent under NYSE listing standards and Rule 10A-3(b)(1) promulgated under the Exchange Act, is an “audit committee financial expert” within the meaning of SEC regulations, and has the requisite financial expertise required under the applicable requirements of the NYSE. In arriving at this determination, the Board examined each Finance and Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.
Under its charter, our Finance and Audit Committee has full access to all of our books, records, facilities and personnel. Our Finance and Audit Committee has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. Our Finance and Audit Committee has direct responsibility for the oversight of the work performed by and for approving the reasonable fees and retention terms of these advisors.
Our Finance and Audit Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors and consultants, attend Finance and Audit Committee meetings to make presentations and provide financial and other background information and advice relevant to Finance and Audit Committee deliberations. Our Finance and Audit Committee’s authority, duties and responsibilities are described in its charter, which is reviewed annually and updated as warranted. The charter is available in the Investor Relations section of the Company’s website: investor.trinet.com/investor-relations. The Finance and Audit Committee held eight meetings during 2025.
Report of the Finance and Audit Committee of the Board of Directors(1)
The Finance and Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2025 with management. The Finance and Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Finance and Audit Committee also has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent accountants’ communications with the Finance and Audit Committee concerning independence, and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Finance and Audit Committee has recommended to the Board that the Company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Wayne B. Lowell
Paul Chamberlain
Brian C. Evanko
Janet H. Kennedy
Madhu Ranganathan

(1)The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Nominating and Corporate Governance Committee
The primary functions of the Nominating and Corporate Governance Committee include:
•reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs;
•recommending criteria for the selection of candidates to the Board and its committees and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;
•recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or filling any vacancies or newly created directorships that may occur between such meetings;
•recommending directors for appointment to Board committees;
•making recommendations to the Board as to determinations of director independence;
•making recommendations to the Board as to the frequency and length of Board meetings and recommending the agenda for such meetings;
•overseeing the annual evaluation of the Board and its committees;
•developing and recommending to the Board the Corporate Governance Guidelines, Insider Trading and Material Nonpublic Information Policy, Stockholder Communication Policy, and Code of Business Conduct and Ethics for the Company and overseeing compliance with the same;
•evaluating the performance of the Company's CEO and presenting such findings to the full Board;
•periodically reviewing the Company's succession planning and policies for CEO selection and succession; and
•reviewing and evaluating the Company's approach to environmental, social, and governance matters, including its Stakeholder Impact Reporting and risk associated with such program and reporting.
The Nominating and Corporate Governance Committee has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any advisers, including search firms, to identify director or CEO candidates, with the sole authority to approve all such advisers’ fees and other retention terms.
Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the NYSE listing standards. From time to time, various members of management and other employees, as well as outside advisors and consultants, attend Nominating and Corporate Governance Committee meetings to make presentations and provide financial and other background information and advice relevant to Nominating and Corporate Governance Committee deliberations. The Nominating and Corporate Governance Committee's authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company's website: investor.trinet.com/investor-relations. Our Nominating and Corporate Governance Committee held five meetings during 2025.
Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, independence and commitment to rigorously representing the long-term interests of the Company's stockholders. Our Nominating and Corporate Governance Committee also considers such factors as relevant expertise and experience upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in their field and the ability to exercise sound business judgment. Our Nominating and Corporate Governance Committee retains the right to modify these qualifications. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee takes into account factors it deems appropriate, which may include skills, background, judgment and diversity as to gender, race, ethnicity, national origin, veteran status, disability and sexual orientation and age considering the current needs of our Board and TriNet, to maintain a balance of knowledge, experience and capability.

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In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to TriNet during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether such candidates are independent for NYSE purposes, which determinations are made based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, where necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates but also may engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with its established processes and procedures. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: One Park Place, Suite 600, Dublin, California 94568. Submissions must include the information required by Rule 14a-19 under the Exchange Act and be in accordance with the requirements of our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and intention to serve the full term as a director, if validly elected.
The Nominating and Corporate Governance Committee oversees the annual evaluation of the Board and each of its committees. The annual evaluation collects qualitative feedback from directors regarding Board and committee composition, volume and quality of materials, meeting frequency and areas of oversight responsibility, among other topics. The annual evaluation is conducted internally, by requesting feedback from directors via a questionnaire, but the Nominating and Corporate Governance Committee periodically engages an independent third party to conduct the evaluation. The results of the evaluation are then reviewed by the Nominating and Corporate Governance Committee, and the Board and each other committee review their own evaluation results.
Compensation and Human Capital Management Committee
The CHCM Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company’s website: investor.trinet.com/investor-relations. The CHCM Committee held five meetings during 2025.
The primary functions of our CHCM Committee include:
•determining and approving goals and objectives for our executive compensation program;
•reviewing and approving the Company’s peer companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements, including long term incentive components;
•evaluating executive performance (other than the CEO’s performance which is evaluated by the Company’s Nominating and Corporate Governance Committee) against those goals and objectives, and approving (or recommending to the Board for approval) the individual compensation levels and other terms of employment in light of such performance, including, without limitation, reviewing, approving and administering any employment agreements, severance agreements or plans, change in control agreements, plans or provisions and any other compensatory arrangements with our executive officers;
•reviewing and approving the compensation of Board members, including retainer, Board meeting, committee meeting and committee chair fees and equity grants or awards;
•overseeing administration of our equity incentive plans, approving forms of awards, establishing guidelines, interpreting plan documents, and exercising such other power and authority as may be permitted or required under such plans;

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•reviewing and recommending to our Board the adoption, amendment and termination of our equity incentive plans;
•reviewing, in consultation with the CEO, the Company's management succession planning, excluding policies and planning for CEO selection and succession for which the Company's Nominating and Corporate Governance Committee is responsible;
•overseeing administration of the Company's executive compensation programs (subject to shareholder approval, if applicable), including recommending equity award grants for section 16 officers for board approval;
•reviewing and assessing risks arising from the Company's employee compensation policies and practices, organizational talent and development, as well as general management succession risks;
•advising the Board on management and stockholder proposals regarding executive and director compensation matters, overseeing management's engagement with stockholders and proxy advisory firms on those matters and reviewing the results of any such votes and considering any implications on its ongoing assessment of the Company's executive and director compensation policies and practices;
•assessing the independence of each compensation consultant, legal counsel and other advisor to our CHCM Committee in accordance with and to the extent required by applicable law and the NYSE listing standards;
•reviewing and discussing with our management the disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of our annual reports on Form 10-K, registration statements and proxy statements in accordance with and to the extent required by applicable law and the NYSE listing standards and recommending to our Board that such Compensation Discussion and Analysis be approved for inclusion therein;
•preparing and reviewing our CHCM Committee’s reports on executive compensation to be included in our annual proxy statements in accordance with and to the extent required by applicable law and the NYSE listing standards;
•investigating any matter brought to the attention of our CHCM Committee within the scope of its duties if, in the judgment of our CHCM Committee, such investigation is appropriate;
•periodically reviewing and monitoring human capital management policies and strategies;
•reviewing and assessing the adequacy of our CHCM Committee’s charter periodically and recommending any proposed changes to our Board for approval; and
•conducting an evaluation of the performance of our CHCM Committee periodically.
Our Board has determined that each member of our CHCM Committee is independent under NYSE listing standards and Rule 10C-1 promulgated under the Exchange Act.
CHCM Committee Processes and Procedures
Our CHCM Committee meets regularly during the year. The agenda for each meeting is usually developed by the Chair of our CHCM Committee, often in consultation with our CEO, CLO, Chief People Officer and our CHCM Committee's independent compensation consultant, Meridian Compensation Partners ("Meridian"). Our CHCM Committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors and consultants, attend CHCM Committee meetings to make presentations and provide financial and other background information and advice relevant to CHCM Committee deliberations. Our CEO does not participate in and is not present during any deliberations or determinations of our CHCM Committee regarding his compensation or individual performance objectives.
In certain situations, our CHCM Committee may delegate its authority to a subcommittee, such as the Equity Award Committee, or to our CEO in connection with the grant of certain equity awards. Our CHCM Committee has delegated to the CEO (and the Chief People Officer in the event the CEO is unavailable) the authority, subject to certain limitations such as the maximum value for each award, to grant a limited number of equity awards (typically time-vested restricted stock unit awards) to certain non-executive employees and consultants of the Company annually and in connection with their hiring or promotion or for retention purposes, in each case pursuant to the terms of such policy and the Company's equity incentive plan.

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Under its charter, our CHCM Committee has full access to all of our books, records, facilities and personnel. In addition, our CHCM Committee has authority to engage and retain legal counsel, compensation consultants and other experts and consultants as it deems appropriate to carry out its responsibilities. Our CHCM Committee has direct responsibility for the oversight of the work performed by and for approving the reasonable fees and retention terms of these advisors.
Under its charter, our CHCM Committee may select or receive advice from a compensation consultant, external legal counsel or certain other advisors only after taking into consideration six factors prescribed by the SEC and set forth in the NYSE listing standards that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. In 2025, after taking these factors into consideration, our CHCM Committee determined that Meridian met the independence test outlined herein, confirmed that Meridian's work did not raise any conflicts of interest and engaged Meridian to assist it in connection with its review, analysis and determinations with respect to the compensation of our senior personnel, including our Named Executive Officers. For a list of our Named Executive Officers, see the section titled “Compensation Discussion and Analysis, Named Executive Officers” below. For a summary of the nature and scope of the services provided to our CHCM Committee by Meridian, see the section titled "Compensation Discussion and Analysis, Oversight and Design of our Compensation Program, Role of Compensation Consultant" below.
For the 2025 fiscal year, Meridian also reviewed the compensation peer group our CHCM Committee uses to aid in the development of reasonable and competitive compensation practices, considered changes or updates to our peer group and performed a competitive market analysis of performance and compensation levels for that peer group. Management also evaluated the analysis and provided input for our CHCM Committee’s consideration. Following an active dialogue with Meridian and management, our CHCM Committee established our 2025 executive compensation program, which is discussed in the section titled "Compensation Discussion and Analysis."
Historically, at one or more meetings in the first quarter of each year, our CHCM Committee conducts its annual review of Company performance against our compensation plan goals and objectives for the prior year, determines executive cash incentive and performance equity award payments under those plans, sets executive compensation levels and approves (or recommends to the full Board for approval) the grant of executive equity awards, and establishes new performance objectives and goals for the current year. Our CHCM Committee also considers matters at various meetings throughout the year related to individual compensation (such as compensation for new executive hires), as well as high-level strategic compensation issues, such as the general efficacy of our compensation strategy, potential modifications to that strategy, retention and performance-specific compensation requirements and new trends, plans or approaches to compensation among our peer group or more generally. Our CHCM Committee solicits and considers evaluations and recommendations from our CEO regarding the performance of executives other than himself. For our CEO, the CHCM Committee considers the performance evaluation of the CEO by the Company's Nominating and Corporate Governance Committee and makes (or recommends to the full Board) compensation and incentive award adjustments accordingly. Our CHCM Committee also reviews and approves the compensation of our non-employee directors as appropriate from time to time.
As part of its deliberations, our CHCM Committee uses the annual evaluation of our CEO's performance and may review and consider materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of Meridian, including analyses of executive and director compensation paid at other companies, as appropriate.
The specific determinations of our CHCM Committee with respect to executive compensation for 2025 are described in greater detail in the section titled “Compensation Discussion and Analysis.”

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CHCM Committee Interlocks and Insider Participation
None of the members of the CHCM Committee are currently or have been at any time one of our officers or employees. None of our executive officers currently serve or have served during the last year as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the CHCM Committee. Any relationships between the Company and any of the members of the CHCM Committee requiring disclosure under Item 404 of Regulation S-K are discussed under the section titled “Transactions with Related Persons” in this proxy statement.
Risk Committee
The primary functions of the Risk Committee include:
•reviewing the Company's Enterprise-wide Risk Management Policy and approach;
•overseeing the operation of the Company's enterprise-wide risk management framework, processes and methodologies;
•reviewing enterprise-level risk management objectives in light of the Company’s business strategy, risk appetite and risk profile and monitoring management's execution of such objectives;
•reviewing management's reports on risk management processes, methodologies, controls and capabilities;
•reviewing the Company's efforts to foster a culture of risk adjusted decision making without constraining reasonable risk taking and innovation;
•reviewing the adequacy of resources of the Company's risk management functions;
•monitoring relevant trends and developments in the area of enterprise risk management and oversight;
•reviewing the Company's risk profile against its tolerances, including significant risk exposure and risk trends, and the steps management has taken to monitor, control and report such risk exposures and trends;
•monitoring the quality and effectiveness of the Company's risk mitigation initiatives, and periodically review, appraise and discuss with management the quality and effectiveness of the Company's risk management capabilities;
•reviewing, approving and monitoring risk management actions for cases escalated to the Risk Committee;
•reviewing reports from the Company's management Enterprise Risk Steering Committee;
•liaising with other committees of the Board or members of management as necessary or desirable to permit those committees and the Company to carry out their statutory, regulatory and other responsibilities; and
•considering such other matters and performing such other actions as the Board or Risk Committee deems necessary or advisable in relation to the Risk Committee's risk management oversight function.
Our Board has determined that each member of the Risk Committee is independent under the NYSE listing standards. The Risk Committee meets as often as it determines is appropriate to carry out its responsibilities. The Risk Committee has authority to engage advisers as it deems appropriate to carry out its responsibilities. The Risk Committee has the sole authority to retain and terminate any advisers, including sole authority to approve all such advisers’ fees and other retention terms.
From time to time, various members of management and other employees, as well as outside advisors and consultants, attend Risk Committee meetings to make presentations and provide financial and other background information. The Risk Committee's authority, duties and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company's website: investor.trinet.com/investor-relations. Our Risk Committee held four meetings in 2025.
Stockholder Communications with the Board of Directors
Our Board has adopted a Stockholder Communication Policy to establish procedures for and to encourage stockholder communications with the Board or any of its directors. The Stockholder Communication Policy is available on our website: investor.trinet.com/investor-relations. Any interested person also may communicate directly with the presiding lead director or the independent or non-management directors. If you are interested in communicating directly with the independent or non-management directors, please follow the procedures for such communications in our Stockholder Communication Policy.

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Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics (the "Code") that applies to all of our employees, executive officers and directors, including those executive officers responsible for financial reporting. Our Code is available on our website: investor.trinet.com/investor-relations. We intend to disclose any amendments to this Code or any waivers of its requirements on our website to the extent permitted or required by applicable SEC rules or stock exchange requirements.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to assure that the Board will have the authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to board composition, selection and qualifications, board and committee responsibilities, board meetings, involvement of senior management, CEO and senior management performance evaluation and succession planning, and compensation. Our Corporate Governance Guidelines are available on our website: investor.trinet.com/investor-relations.
Management succession planning is an ongoing Board responsibility. The CHCM Committee periodically reviews the Company’s management succession plan, while the Nominating and Corporate Governance Committee periodically reviews CEO succession planning.
As part of these processes and in conjunction with senior management evaluations, the CEO periodically provides the CHCM Committee with a report recommending and evaluating potential senior management successors and any development plans. Similarly, the Nominating and Corporate Governance Committee periodically provides the Board with a report recommending and evaluating potential CEO successors, including development plans and outreach strategy, as well as an ongoing recommendation for an interim CEO successor in the event of an unexpected emergency.

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PROPOSAL 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve on an advisory basis the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the section titled "Compensation Discussion and Analysis" ("CD&A"). This vote is not intended to address any specific item of compensation but rather the overall compensation of all our Named Executive Officers and the executive compensation philosophy, policies and practices described in the CD&A, as well as the related compensation tables and the accompanying narrative disclosure.
Before you vote, we urge you to read the CD&A, as well as the related compensation tables and the accompanying narrative disclosure contained in this Proxy Statement for detailed information on our executive compensation program.
Our Board believes that our executive compensation program strikes an appropriate balance of long- and short-term performance incentives, reinforces the link between executive pay and the Company's long-term performance, and aligns the interests of our Named Executive Officers with those of our stockholders. Accordingly, our Board is asking stockholders to indicate their support for the compensation of our Named Executive Officers, as described in the CD&A in this Proxy Statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to TriNet’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board, our CHCM Committee or TriNet. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and CHCM Committee will consider the results of this vote in making determinations in the future regarding our executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares attending our 2026 Annual Meeting live or represented by proxy and entitled to vote on the matter at our 2026 Annual Meeting. The next scheduled say-on-pay vote is expected to be at the 2027 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

20	2026 NOTICE AND PROXY STATEMENT

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Finance and Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by our stockholders at our 2026 Annual Meeting. Deloitte & Touche has audited our financial statements since 2017. Representatives of Deloitte & Touche are expected to be present at our 2026 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche as our independent registered public accounting firm. However, the Finance and Audit Committee is submitting the selection of Deloitte & Touche to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Finance and Audit Committee will reconsider whether or not to retain Deloitte & Touche. Even if the selection is ratified, our Finance and Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of TriNet and our stockholders.
The Board is asking the stockholders to ratify the selection of Deloitte & Touche as TriNet's independent registered public accounting firm and vote "FOR" the following resolution:
"RESOLVED, the stockholders hereby ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026."
The affirmative vote of the holders of a majority of the shares attending our 2026 Annual Meeting live or represented by proxy and entitled to vote on the matter at our 2026 Annual Meeting will be required to ratify the selection of Deloitte & Touche.
Principal Accountant Fees and Services
On May 6, 2016, our Finance and Audit Committee approved the engagement of Deloitte & Touche as the Company’s independent registered public accounting firm.
The following table summarizes the aggregate fees billed and accrued for professional services provided by Deloitte & Touche during our fiscal years 2025 and 2024. These fees were approved pursuant to the pre-approval policies and procedures described below.

	Fiscal Year Ended December 31,

($ in thousands)	2025 ($)	2024 ($)

Audit Fees(1)	4,988	4,622
Tax Fees(2)	157	222
All Other Fees(3)	—	8
Total Fees	5,145	4,852
(1)Audit Fees included fees for professional services rendered for the audits of the Company’s 2025 and 2024 annual consolidated financial statements included in the Company's Annual Report on Form 10-K, reviews of the quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

2026 NOTICE AND PROXY STATEMENT	21

Proposal 3	Table of Contents
(2)Tax Fees include fees for tax compliance, tax advice, tax planning and other tax services.
(3)All Other Fees include fees for other audit and review engagements.
All fees described above were pre-approved by the Finance and Audit Committee.
Pre-Approval Policies and Procedures
Our Finance and Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. This policy generally requires pre-approval of the specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of our Finance and Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Finance and Audit Committee’s members, and the Chair of our Finance and Audit Committee has delegated authority to approve certain non-audit services, but the decision must be reported to the full Finance and Audit Committee at its next scheduled meeting.
Our Finance and Audit Committee has determined that rendering of services other than audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

22	2026 NOTICE AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2026, information regarding beneficial ownership of our common stock by:
•each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;
•each of our Named Executive Officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares (#)	Percent of Total (%)

5% Holders (other than Directors and Named Executive Officers):

Atairos Group, Inc.(2)	18,120,508	39.3
Blackrock, Inc.(3)	2,334,754	5.1
The Vanguard Group(4)	—	*

Directors:

Michael J. Angelakis(5)	18,120,508	39.3
Paul Chamberlain(6)	37,840	*
Ralph A. Clark(7)	9,390	*
Maria Contreras-Sweet(8)	13,052	*
Brian C. Evanko(9)	4,565	*
David C. Hodgson(10)	33,503	*
Janet H. Kennedy(11)	2,070	*
Jacqueline Kosecoff(12)	17,007	*
Wayne B. Lowell(13)	92,222	*
Madhu Ranganathan(14)	2,070	*
Michael Q. Simonds(15)	52,615	*
Myrna Soto(16)	11,707	*

Non-Director Named Executive Officers:

Jeffery Hayward(17)	11,504	*
Mala Murthy(18)	2,891	*
Anthony Shea Treadway(19)	7,927	*
Jay Venkat(20)	44,969	*
Kelly Tuminelli(21)	72,576	*
All current executive officers and directors as a group (18 persons)(22)	18,479,152	40.0
*Less than one percent.

2026 NOTICE AND PROXY STATEMENT	23

Security Ownership of Certain Beneficial Owners & Management	Table of Contents
(1)This table is based upon information supplied by executive officers, directors and certain principal stockholders and Schedules 13D and 13G and Form 4s filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated in the footnotes to this table, applicable percentages are based on 46,121,229 shares outstanding on March 31, 2026, adjusted as required by rules promulgated by the SEC. Common stock subject to stock options currently exercisable or exercisable within 60 days of March 31, 2026 or issuable upon settlement of restricted stock units ("RSUs") within 60 days of March 31, 2026 is deemed to be outstanding for computing the percentage ownership of the person holding these options or RSUs and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.
(2)Based on information supplied in a Schedule 13D/A filed with the SEC on September 15, 2023 and a Form 4 filed with the SEC on May 28, 2025 reporting beneficial ownership of (i) 14,916,419 shares directly held by AGI-T, L.P., (ii) 3,169,354 shares directly held by A-A SMA, L.P., and (iii) 32,086 shares directly held by Michael J. Angelakis that previously were issued to him upon the vesting of RSUs granted to Mr. Angelakis and (iv) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026. A-T Holdings GP, LLC is the general partner of AGI-T, L.P. Atairos Group, Inc. is the sole member and manager of A-T Holdings GP, LLC and the sole limited partner of AGI-T, L.P. A-A SMA GP, LLC is the general partner of A-A SMA, L.P. Atairos Group, Inc. is the sole member and manager of A-A SMA GP, LLC and the sole limited partner of A-A SMA, L.P. Atairos Partners, L.P. is the sole voting stockholder of Atairos Group, Inc. Atairos Partners GP, Inc. is the general partner of Atairos Partners, L.P. Mr. Angelakis is the Chairperson and Chief Executive Officer of Atairos Group, Inc. and directly or indirectly controls a majority of the voting power of Atairos Partners GP, Inc. Each of Mr. Angelakis, Atairos Group, Inc. and the other entities described above disclaims beneficial ownership of the securities described in clauses (i)-(iv) above except to the extent of its pecuniary interest therein. The address for Atairos Group, Inc. is 40 Morris Avenue, c/o Atairos Management, L.P., Bryn Mawr, Pennsylvania 19010.
(3)Based on information supplied by Blackrock, Inc. ("Blackrock") in a Schedule 13G/A filed with the SEC on April 25, 2025. According to the Schedule 13G/A, Blackrock has sole power to dispose or to direct the disposition of 2,334,754 shares and Blackrock has sole power to vote or direct the vote of 2,297,040 shares as of March 31, 2025. The address for Blackrock is 50 Hudson Yards, New York, NY 10001.
(4)Based on information supplied in a Schedule 13G/A filed with the SEC on March 27, 2026, the Vanguard Group reported beneficial ownership of 0 shares of common stock (0%) as of March 13, 2026. According to the filing, the reduction in reported beneficial ownership reflects an internal realignment of certain subsidiaries or business divisions of subsidiaries of the Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., which will report beneficial ownership separately (on a disaggregated basis) from the Vanguard Group, Inc.
(5)Includes the shares described in footnote 2 above.
(6)Includes (i) 35,191 shares owned directly and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(7)Includes (i) 6,741 shares owned directly and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(8)Includes (i) 10,403 shares owned directly and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(9)Includes (i) 1,916 shares owned directly and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(10)Includes (i) 29,376 shares owned directly and (ii) 4,127 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(11)Reflects 2,070 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(12)Includes (i) 14,358 shares held by the Robert H. Brook and Jacqueline B. Kosecoff Family Trust, for which Dr. Kosecoff shares voting and investment power and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(13)Includes (i) 89,573 shares held by The Lowell Revocable Living Trust dated February 27, 1991, for which Mr. Lowell shares voting and investment power and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(14)Reflects 2,070 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(15)Includes (i) 39,937 shares owned directly and (ii) 12,678 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(16)Includes (i) 9,058 shares owned directly and (ii) 2,649 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(17)Includes (i) 6,721 shares owned directly and (ii) 4,783 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(18)Reflects 2,891 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(19)Includes (i) 4,152 shares owned directly and (ii) 3,775 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.

24	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Security Ownership of Certain Beneficial Owners & Management
(20)Includes (i) 39,999 shares owned directly and (ii) 4,970 shares issuable upon settlement of RSUs within 60 days of March 31, 2026.
(21)Reflects 72,576 shares owned directly. Ms. Tuminelli separated from the Company on March 16, 2026 but was one of our named executive officers for the year ended December 31, 2025.
(22)Consists of (i) 18,414,575 shares held by all current directors and executive officers and (ii) 64,577 shares issuable upon settlement of RSUs within 60 days of March 31, 2026 for all current directors and executive officers.
Executive Officers
Biographies for our executive officers other than our CEO and director, Mr. Simonds, as of April 15, 2026, appear below. Biographical information with regard to Mr. Simonds is presented under “Proposal No. 1 - Election of Directors” in this Proxy Statement.

JEFFERY HAYWARD

Executive Vice President, Chief Services & Technology Officer Age: 55
Jeffery Hayward joined TriNet as our Chief Technology Officer in June 2022 and has served as Executive Vice President, Chief Services and Technology Officer since March 2026. Mr. Hayward is an award-winning global technology and engineering executive who brings to TriNet more than 25 years of experience. Prior to TriNet, he most recently served as Senior Vice President of Product Engineering for Airline Solutions at Sabre, a software and technology company that powers the global travel industry, from March 2018 to June 2022. He has also held leadership roles both domestically and internationally for leading technology companies Unisys, Dell EMC and others. His track record includes successfully leading dispersed teams to meet enterprise-level goals, transforming multibillion-dollar portfolios and optimizing organizational effectiveness across a variety of interdependent components.

SIDNEY MAJALYA

Senior Vice President, Chief Legal Officer and Secretary Age: 54
Sidney Majalya has been with TriNet since April 2024, and has served as Senior Vice President, Chief Legal Officer and Secretary since September 2024. He was promoted into his current role from his prior position as TriNet's Vice President and Deputy General Counsel. He has more than 25 years of legal, risk, and compliance experience in the financial services, technology and government sectors, as well as a strong track record of building, inspiring, and leading amazing teams. Prior to joining TriNet, Mr. Majalya was Executive Vice President, Chief Risk Officer and Deputy General Counsel at Binance.US from December 2021 to November 2023. Mr. Majalya also held other executive and leadership roles including Vice President, Chief Compliance Officer & Group Counsel for Global Government Affairs at Intel from August 2019 to December 2021, and senior roles at Oracle and Uber. Additionally, Mr. Majalya spent nearly 10 years as a trial attorney at the U.S. Department of Justice, Antitrust Division. Mr. Majalya holds a B.A. in Government from Dartmouth College and a J.D. from Columbia Law School.

2026 NOTICE AND PROXY STATEMENT	25

Security Ownership of Certain Beneficial Owners & Management	Table of Contents

MALA MURTHY

Executive Vice President, Chief Financial Officer Age: 62
Mala Murthy joined TriNet in November 2025 and serves as Executive Vice President and Chief Financial Officer. Previously, Ms. Murthy served as Chief Financial Officer of Teladoc Health, Inc. from June 2019 until November 2025. Prior to that, she served as Chief Financial Officer of Global Commercial Services at American Express from June 2012 to May 2019, and held various leadership positions at PepsiCo from 1995 to May 2012. In addition, Ms. Murthy has served as a board member of Avantor, Inc. since November 2021. Ms. Murthy holds a master’s degree in Public and Private Management from the Yale School of Management, an M.B.A. from the Indian Institute of Management and a bachelor’s degree in Computer Science and Engineering from Jadavpur University, in India.

TIMOTHY N. NIMMER

Senior Vice President, Insurance Services and Operations Age: 54
Timothy N. Nimmer joined TriNet in June 2024 and serves as Senior Vice President, Insurance Services and Operations. Previously, Mr. Nimmer was the Senior Vice President - Chief Actuary, Underwriting, Digitalization and Transformation Solutions at leading insurance company Aetna Inc. from August 2021 to June 2024 where he led the company’s pricing, underwriting and digital transformation, supporting more than $100 billion in revenue and 26 million members. Before Aetna, he served as Aon’s Global Chief Actuary from December 2005 to August 2021 with oversight for all pricing, underwriting, analytics, and the innovation centers in Dublin, Ireland and Singapore for one of the world’s leading insurance brokerages. Mr. Nimmer is a Fellow of the Society of Actuaries and a Member of the American Academy of Actuaries. He holds a bachelor's degree in Statistics, with an emphasis in Mathematics and Psychology from the University of Missouri.

26	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Security Ownership of Certain Beneficial Owners & Management

ANTHONY SHEA TREADWAY

Senior Vice President, Chief Revenue Officer Age: 47
As Senior Vice President, Chief Revenue Officer for TriNet, Shea Treadway is responsible for new client sales and existing client relationship management. He joined TriNet in July 2024, bringing more than two decades of experience working with SMBs in the employee benefits market. He has a track record of success in managing multi-channel, and tech-enabled sales and client management organizations at scale. He has also proven skilled at adapting leaders and consistently delivering strong results. Immediately before joining TriNet, Mr. Treadway was Senior Vice President and Head of Distribution for Principal Financial Group from November 2022 to June 2024, where he led a team of over 2,000 sales consultants, account managers, and affiliated distribution team members responsible for more than 100,000 SMB customers. He has held senior leadership roles in both direct and brokerage distribution of voluntary benefits. He also successfully created and grew a dedicated employee benefit SMB segment at Unum, where he served from 2001 to October 2022, and where he transformed the business through proprietary technology and human capital management partnerships. He served as Colonial Life’s Senior Vice President of Field and Market Development. Additionally, Mr. Treadway serves on the board of IU Simon Comprehensive Cancer Center. He holds a bachelor’s degree in Political Science from Yale University, and an M.B.A. from the University of Michigan Ross School of Business.

JAY VENKAT

Executive Vice President, Strategy, Products, and Transformation Age: 49
Jay Venkat joined TriNet in June 2022 as Executive Vice President, Chief Digital & Innovation Officer and has served as Executive Vice President, Strategy, Products, and Transformation since September 2024. Prior to joining TriNet, Mr. Venkat had a two-decade long career at Boston Consulting Group ("BCG") from September 2003 to June 2022 where he led the technology, media and telecom practice area in North America and served as the office leader for the Bay Area, covering the firm’s offices in San Francisco and Silicon Valley. Mr. Venkat is a subject matter expert in strategy, innovation, data and digital transformation. At BCG, he worked with clients across healthcare, financial services, insurance, and technology industries on a variety of strategy, product, data and digital topics. Prior to joining BCG, he worked for Halliburton Company as a field engineer in Egypt. Mr. Venkat holds an M.B.A. from the Wharton School where he was a Palmer Scholar and an undergraduate degree in Electrical Engineering from the Indian Institute of Technology in Chennai.

2026 NOTICE AND PROXY STATEMENT	27

Security Ownership of Certain Beneficial Owners & Management	Table of Contents
Compensation and Human Capital Management Committee Report(1)
The CHCM Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the CHCM Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Paul Chamberlain
Michael J. Angelakis
Ralph A. Clark
Janet H. Kennedy
Jacqueline Kosecoff

(1)The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

28	2026 NOTICE AND PROXY STATEMENT

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
This Compensation Discussion and Analysis ("CD&A") describes our executive compensation philosophy, policies, objectives and practices during 2025, the material elements of our executive compensation program, the executive compensation decisions made by the CHCM Committee in 2025 and the key factors that contributed to those decisions. The CD&A is primarily focused on compensation decisions and policies related to our Named Executive Officers ("NEO") in 2025. For the fiscal year ended December 31, 2025, our NEOs were:

Name	Title

Michael Q. Simonds	President and Chief Executive Officer
Mala Murthy	Executive Vice President, Chief Financial Officer
Jay Venkat	Executive Vice President, Strategy, Products, and Transformation
Jeffery Hayward	Executive Vice President, Chief Services & Technology Officer(1)
Anthony Shea Treadway	Senior Vice President, Chief Revenue Officer
Kelly Tuminelli	Former Executive Vice President, Chief Financial Officer
(1)Mr. Hayward was promoted from Senior Vice President, Chief Technology Officer to Executive Vice President, Chief Services & Technology Officer, effective March 16, 2026.
These NEOs, together with the other members of our senior executive management team whose compensation is determined by our CHCM Committee, are referred to as our “Senior Executive Management.”
Executive Transition
Ms. Murthy was appointed as the Company’s Executive Vice President, Chief Financial Officer to succeed Ms. Tuminelli, effective November 28, 2025. The CHCM Committee worked with its independent compensation consultant to design a compensation package intended to appropriately incentivize Ms. Murthy in her new role and to establish long-term alignment with the creation of shareholder value. Certain one-time awards as described below also were approved by the CHCM Committee following consideration of Ms. Murthy's foregone compensation opportunities with her prior employer.
In connection with Ms. Murthy's appointment, the CHCM Committee approved (i) a one-time new hire time-based restricted stock unit award ("RSU") with a target value of $500,000, which will vest in full on December 15, 2026, subject to Ms. Murthy's continued service, and (ii) a one-time, time-based RSU with a target value of $4.1 million vesting over a four-year vesting period subject to Ms. Murthy's continued service.
Ms. Murthy also received a one-time cash sign-on bonus of $500,000, which is subject to repayment if Ms. Murthy resigns or is terminated for cause within the first 12 months of employment. The amount subject to repayment in such case would be the total sign-on bonus amount reduced by 1/12 for each completed month of employment. In addition, the CHCM Committee approved payment of Ms. Murthy’s target annual cash bonus for 2025, pro-rated for her partial year of employment, based solely on her continued service through the applicable payment date.

2026 NOTICE AND PROXY STATEMENT	29

Compensation Discussion and Analysis	Table of Contents
To support a smooth transition in the leadership of the Company, Ms. Tuminelli entered into a transition agreement with the Company on October 25, 2025, pursuant to which she provided transition services to the Company in a non-executive role from November 28, 2025 until her separation from the Company effective March 16, 2026. Ms. Tuminelli’s separation from the Company constituted a qualifying termination without cause as defined under the Company’s Severance Plan. Please see the section “Potential Payments Upon Termination or Change in Control” for additional information regarding Ms. Tuminelli’s separation payments.
Compensation Philosophy and Objectives
Our Senior Executive Management compensation program is designed to achieve the following objectives:
•Attract, Retain and Motivate. Attract and retain highly talented and experienced executives who possess the knowledge, skills, and leadership that are critical to our success and motivate those executives to achieve our strategic business objectives and uphold our core values.
•Promote Teamwork and Individual Performance. Promote executive teamwork through shared strategic goals, while also recognizing and rewarding the unique role each executive officer plays in our success by measuring individual performance.
•Link Compensation with Performance and Strategic Goals. Tie executive compensation to overall Company performance and the achievement of strategic goals.
•Align Executive and Stockholder Interests. Align the long-term interests and objectives of our executives with those of our stockholders.
Our CHCM Committee regularly reviews our Senior Executive Management compensation program to ensure that the program’s components continue to align with the above objectives and that the program is administered in a manner consistent with our established compensation policies and philosophy.
Stockholder Support for Our Executive Compensation Program
Our Board has authorized an annual stockholder advisory vote on our NEOs’ compensation as a method for engaging in regular and effective communication with our stockholders. The CHCM Committee considers the results of the advisory vote as it reviews and develops our compensation practices and policies. The stockholder advisory proposal on NEO compensation at our 2025 Annual Meeting of Stockholders was approved by approximately 98% of the stockholders present and entitled to vote. The CHCM Committee did not make any changes to the Company's executive compensation program as a result of this advisory vote given the level of stockholder support.

30	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Compensation Discussion and Analysis
Executive Compensation Policies and Practices
The CHCM Committee oversees our executive compensation program, policies and practices. These policies and practices, which are designed to link compensation and performance and to minimize or prohibit behaviors that are not aligned with our stockholders’ long-term interests, including the following:

What We Do		What We Don’t Do

☑
We Pay for Performance. In 2025, 90% of the compensation(1) for our CEO was at risk and an average of 81% of the compensation for our other NEOs was at risk. For more details, see the charts in the section titled "Compensation Mix" below.
		☒	We Do Not Guarantee Salary Increases or Annual Bonuses. Our Senior Executive Management is not guaranteed salary increases or annual bonuses for any year except in limited circumstances.

☑	We Engage an Independent Advisor. The CHCM Committee engages an independent compensation consultant to provide analysis, advice and guidance on executive compensation matters.	☒
We Do Not Permit Hedging, Pledging or Short Sales. Our employees, executive officers, and directors are prohibited from making put or call options or short sales of Company securities, engaging in hedging transactions involving Company securities, and pledging Company securities as collateral for a loan.

☑	We Have Independent Committees. Each of our Board committees is comprised solely of independent directors under NYSE listing rules.	☒	We Do Not Provide Excise Tax Gross-ups. Our Senior Executive Management does not receive tax “gross-ups” on excise taxes in connection with change in control arrangements.

☑
We Conduct an Annual Peer-Based Review. The CHCM Committee, assisted by its compensation consultant, annually reviews our executive compensation program against the competitive market using a group of peer companies as a reference.
☒
We Do Not Maintain Executive Pension Plans. Our Senior Executive Management is not entitled to participate in defined benefit pension arrangements and has no accrued benefits in any such TriNet arrangements.

☑
We Have Robust Stock Ownership Guidelines. We maintain equity ownership guidelines for our officers subject to Section 16 of the Exchange Act and the members of our Board, each of which do not give credit for unvested or unexercised equity awards.
		☒	We Do Not Offer Supplemental Executive Retirement. Our Senior Executive Management is not entitled to supplemental executive retirement benefits.

☑
We Have a Compensation Recovery ("Clawback") Policy. We maintain a compensation recovery (“clawback”) policy under which we are required to seek reimbursement of certain cash and performance based equity incentive payments erroneously paid to our NEOs and other current and former officers subject to Section 16 of the Exchange Act in the event of financial certain restatements.
☒
We Do Not Have "Single Trigger" Change in Control Provisions. Our change in control benefits and plans are based on a “double trigger” arrangement, such that no payments are made solely by virtue of a change in control.

(1)This assumes target achievement under our annual cash incentive plan and target grant date value of equity awards granted during 2025.

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Compensation Discussion and Analysis	Table of Contents
Oversight and Design of our Compensation Program
Role of CHCM Committee
The CHCM Committee oversees our Senior Executive Management compensation and benefit policies, administers our equity compensation plans, and annually reviews and approves the compensation decisions affecting our Senior Executive Management with the assistance of its independent compensation consultant, Meridian.
The CHCM Committee considers many factors when making compensation decisions related to our Senior Executive Management Team. Some of these factors include:
•the compensation analysis provided by Meridian, including relevant competitive market data;
•the recommendations of our CEO (except with respect to his own compensation);
•our corporate growth and other elements of financial performance;
•the individual achievement of each Senior Executive Management team member against their management objectives;
•performance levels, including consistent exceptional performance;
•retention risk;
•the expected future contribution of the individual Senior Executive Management team member;
•internal pay equity based on the impact on our business and performance;
•the Senior Executive Management team member’s existing equity awards and stock holdings; and
•the potential dilutive effect of new equity awards on our stockholders.
The CHCM Committee considers these factors when making decisions with respect to individual elements of pay and with respect to total compensation opportunities. The CHCM Committee does not weight these factors in any predetermined manner nor does it apply any formulas in making its compensation decisions. The members of the CHCM Committee consider these factors given their individual experience, knowledge of the competitive market, knowledge of our Senior Executive Management and business judgment in making decisions regarding executive compensation and our Senior Executive Management compensation program.
Role of Management
Our CEO works closely with the CHCM Committee to determine the compensation of our Senior Executive Management (other than his own). Our CEO reviews the performance of the other Senior Executive Management and shares those evaluations with the CHCM Committee and Meridian, and then makes recommendations for each element of compensation.
Our CEO also works with our CFO, CLO and Chief People Officer to recommend the structure of our long-term incentive programs, to identify and develop corporate and individual performance objectives for such plans, and to evaluate actual performance against the selected objectives. Our CEO also makes recommendations on new hire compensation packages for potential new executives from time to time.
The CHCM Committee solicits and considers our CEO’s recommendations and uses these recommendations as one of several factors in making its decisions with respect to the compensation of our Senior Executive Management. In all cases, the final decision on NEO compensation is made by the CHCM Committee or the full Board, as appropriate. Moreover, no NEO or other employee participates in the determination of the amounts or elements of such individual’s own compensation.
At the request of the CHCM Committee, our CEO typically attends a portion of each CHCM Committee meeting, including meetings at which Meridian is present.
Role of the Compensation Consultant
The CHCM Committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in the performance of its duties and responsibilities. The CHCM Committee makes all determinations regarding the engagement, fees and services of these external advisors, and any such external advisor reports directly to the CHCM Committee.

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Table of Contents	Compensation Discussion and Analysis
The CHCM Committee may replace any of its advisors or hire additional advisors at any time.
The CHCM Committee engaged Meridian as its compensation consultant to assist it in connection with its reviews, analyses and determinations with respect to the compensation of our Senior Executive Management. The CHCM Committee reviews Meridian's engagement annually.
The nature and scope of the services provided to the CHCM Committee by Meridian during 2025 were as follows:
•assisted in refining our overall compensation strategy and design of the annual and long-term incentive compensation plans;
•evaluated the efficacy of our compensation policies and practices to support and reinforce our long-term strategic goals;
•provided advice with respect to compensation best practices and market trends;
•evaluated our compensation peer group to be used in the development of competitive compensation levels and practices;
•provided competitive market data and analysis relating to the compensation of our senior personnel, including our NEOs;
•evaluated the competitiveness of our executive and non-employee director compensation programs;
•assisted the CHCM Committee in its risk assessment of the Company's executive compensation programs;
•provided ad hoc advice and support throughout the year; and
•assisted with the development of our executive compensation-related disclosure in consultation with our legal advisors.
Representatives of Meridian attend meetings of the CHCM Committee, as requested, and communicate with the CHCM Committee Chair and with management as circumstances warrant. All Senior Executive Management compensation decisions, however, are made by the CHCM Committee or full Board, as appropriate. For further discussion regarding the compensation consultant independence evaluation process, see the section titled "Information Regarding Committees of the Board of Directors - CHCM Committee Processes and Procedures" above.
Use of Competitive Market Data
The CHCM Committee, assisted by Meridian, has developed a compensation peer group which is used to assess the competitive market for executive talent. In selecting our peer group, the CHCM Committee, with the input of Meridian, identified companies that it believed were comparable to us, taking into consideration the size of each company (based primarily on revenues and market capitalization) and the following additional factors:
•the comparability of the company’s business model;
•the company’s business services focus;
•the comparability of the company’s organizational complexities and growth attributes; and
•the comparability of the company’s operational performance.
The CHCM Committee approved the following group of peer companies in 2024 to aid in the evaluation of our 2025 Senior Executive Management compensation program. At the time the peer group was approved, the selected companies had revenues ranging from approximately $1.7 billion to approximately $7.3 billion with an overall median of $4.5 billion. The peer group also had market capitalization ranging from approximately $757 million to approximately $78.2 billion with an overall median of $7.8 billion.

Peer Group

Broadridge Financial Solutions, Inc.	Gartner, Inc.	Paycom Software, Inc.
Cadence Design Systems, Inc.	Genpact Limited	Primerica, Inc.
CNO Financial Group, Inc.	Insperity, Inc.	SS&C Technologies Holdings, Inc.
Conduent Incorporated	Maximus, Inc.	Teradata Corporation
FTI Consulting, Inc.	Paychex, Inc.	Workday, Inc.

2026 NOTICE AND PROXY STATEMENT	33

Compensation Discussion and Analysis	Table of Contents
As part of the annual review of the peer companies and following a review of select industries, company revenues and market capitalization, Meridian recommended, and the CHCM Committee approved, the addition of Paycom Software Inc. and Workday, Inc. and the removal of Synopsys, Inc. and American Equity Investment Life Holding Company for 2025.
The CHCM Committee believes that the evaluation of information regarding the compensation practices at other companies is useful as a reference point for its compensation decisions in two primary respects. First, the CHCM Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual compensation elements and of our overall compensation packages. As noted under the heading "Oversight and Design of our Compensation Program" above, the CHCM Committee's review of peer group data is only one of several factors that the CHCM Committee considers in making its decisions with respect to the compensation of our Senior Executive Management. For instance, in addition to peer group data, the CHCM Committee also reviews broad-based compensation survey data for some of its executive positions, and takes into consideration, among other factors, our Company's performance, individual achievement and expected achievement, and retention risk.
Compensation Elements
Our Senior Executive Management compensation program consists primarily of three elements: base salary, annual cash incentive compensation, and long-term time-based and performance-based equity incentive awards, as described in the following table:

Compensation Element		Purpose	Key Features

Base Salary		Provide a competitive level of fixed compensation based on the market value of the position. Rewards experience and expected future contribution.	Established based on competitive comparisons, level of responsibility and the facts and circumstances of each executive officer and each individual position.

Annual Cash Incentives		Motivate achievement of pre-established short-term Company and individual performance objectives.	Actual payment is at-risk and varies based on the achievement of pre-established, short-term Company and individual performance objectives.

Long-term Equity Incentive Awards	Time-based Equity Awards	Attract and retain senior executives and align their interests with the long-term market value of our common stock.	Granted annually, these awards vest over four years to achieve our retention objectives. Actual payment varies based on the market price of our common stock at the time of vesting.

	Performance-based Equity Awards	Motivate achievement of long-term, strategic Company performance objectives.	Actual payment occurs over multiple years, is at-risk and varies based on the achievement of long-term strategic Company performance objectives.

In addition to the compensation elements outlined above, our Senior Executive Management participates in Company-wide employee benefit plans on terms and conditions that are generally consistent with those applicable to our non-executive U.S. employees. Our Senior Executive Management is also eligible for severance and double-trigger change in control severance payments and benefits, as described under the heading “Potential Payments Upon Termination or Change in Control” below.

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Table of Contents	Compensation Discussion and Analysis
Compensation Mix
Our Senior Executive Management compensation program is designed to align the interests of our Senior Executive Management with those of our stockholders. As a result, a significant percentage of the annual target total direct compensation of our executives is in the form of long-term equity awards and annual cash incentive awards and thus is variable and "at risk." For all NEOs (other than Ms. Murthy), 50% of the long-term equity award granted in 2025 was in the form of performance-based restricted stock unit awards ("PSUs"), and the other 50% was granted in the form of RSUs. Ms. Murthy was not granted PSUs in 2025 due to her start date occurring in the fourth quarter of the year. Ms. Murthy was granted one-time RSU awards with a total target value of $4.6 million, as described in further detail below. Our equity awards have realizable value linked to share price and, in the case of PSUs, are tied to the long-term achievement of Company-wide financial objectives, while our annual cash incentive awards are tied to a combination of near-term financial goals alongside individual performance in furtherance of Company strategy. We believe these performance measures, established goals and objectives correlate with and drive long-term stockholder value creation. This allows us to incentivize and reward our Senior Executive Management for achieving and/or exceeding strategic Company goals and financial objectives, while ensuring that a significant portion of compensation remains variable and “at risk” in the event that our strategic and financial goals are not achieved or as a result of our stock price performance.
The following charts show the 2025 compensation mix for our CEO and the average 2025 compensation mix for our other current NEOs (excluding Ms. Murthy), in each case assuming target achievement under our annual cash incentive plan and based on the target grant date value of equity awards granted during 2025.

CEO	Other NEOs(1)

■ Base Salary	■ Annual Cash Incentive
■ Long-Term Performance-based Equity	■ Long-Term Time-based Equity
(1)Amounts shown on the chart excludes compensation for Ms. Murthy who joined the Company in November 2025.
Nonrecurring Amounts
From time to time, we provide special nonrecurring sign-on bonuses or equity grants to recruit and retain certain members of our Senior Executive Management team. In connection with her appointment as Chief Financial Officer, Ms. Murthy received (i) a sign-on cash bonus of $500,000, subject to repayment on a pro-rated basis upon a voluntary resignation or termination for cause within one year of her start date, and (ii) new hire equity awards consisting of an RSU award with target value of $500,000 that will vest in full on December 15, 2026, and an RSU award valued at $4.1 million that will vest over 4 years, in each case subject to Ms. Murthy’s continued service. In addition, Ms. Murthy received her target annual cash bonus for 2025 based solely on her continued service through the payment date, pro-rated for her partial year of service. As described above, these one-time awards were approved following consideration of Ms. Murthy's foregone compensation opportunities with her prior employer.

2026 NOTICE AND PROXY STATEMENT	35

ALIGNMENT OF PAY FOR PERFORMANCE IN 2025
One of the key goals of our executive compensation program is to tie executive compensation to overall Company performance and the achievement of strategic goals.
In 2025, in terms of operational achievements, we:
•made progress on our medium-term strategy focusing our business on our core value proposition, improving the efficiency and effectiveness of our operations, which has helped us realize all time high net promoter scores;
•continued to grow our ASO services product and completed the sale of TriNet Clarus R+D;
•achieved significant repricing of our insurance services rates in light of rising insurance costs;
•made progress in growing our sales force and broker channel partnerships;
•demonstrated disciplined expense management in line with our expectations;
•opened our new corporate center in Atlanta and made significant progress building out our India operations; and
•paid common stock dividends of $0.25 per share in January and $0.275 per share in April, July, and October. Together with common stock repurchases of $182 million, we returned $235 million to stockholders.
Our results in 2025 when compared to 2024 are noted below:

$5.0B	$217M	91%	$155M	$3.20
Total Revenues	Income Before Tax	Insurance Cost Ratio	Net Income	Diluted EPS
(1)% decrease	(4)% decrease	1% increase	(10)% decrease	(7)% decrease

$230M	333,886	323,206	$425M
Adjusted Net Income*	Average WSE**	Total WSE**	Adjusted EBITDA*
(14)% decrease	(5)% decrease	(10)% decrease	(12)% decrease
* Non-GAAP measures which include Adjusted EBITDA and Adjusted Net Income; these measures are defined and reported under “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
** Total WSEs and Average WSEs include two types of users on our Professional Employer Organization (PEO) platform, those that are co-employed in our PEO business and those that are utilizing our PEO platform in a more limited capacity. For details, refer to the heading "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Operating Metrics – Worksite Employees (WSEs)” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Table of Contents	Alignment of Pay for Performance in 2025
We believe the compensation of our NEOs was aligned with this performance. Specifically, our:
•2025 annual cash incentive plan (the "2025 Executive Bonus Plan") payout to Mr. Simonds was 84.8% of target, to Ms. Tuminelli was 72.1% of target, to Mr. Venkat was 84.8% of target, to Mr. Hayward was 97.5% of target, and to Mr. Treadway was 76.3% of target, in each case after the CHCM Committee's consideration of corporate and individual performance against the financial performance objectives and corporate management business objectives ("MBOs") as described below in "Achievement and Actual Awards under Our 2025 Executive Bonus Plan"; provided that Ms. Murthy received her annual bonus for 2025 at target level, pro-rated for her partial year of service, consistent with the terms of her employment agreement; and
•2025 PSU awards were determined to be earned at 124% of target. Professional Service Revenue of $719 million and the equally-weighted GAAP earnings per share (“GAAP EPS,” as defined in the section titled "Performance-Based Equity Incentive Awards" below) of $3.20 both met or exceeded the threshold performance achievement level for the 2025 performance period under our 2025 PSU awards. These 2025 PSU awards had a single performance period from January 1, 2025 to December 31, 2025. Earned PSUs will vest with respect to 50% of underlying shares on December 31, 2026 and 50% of underlying shares on December 31, 2027, subject to continuous service through each date.
2025 Executive Bonus Plan Performance
Professional Service Revenues and Adjusted EBITDA are the company-wide financial measures that we use to measure performance under the 2025 Executive Bonus Plan. For the definition of these non-GAAP measures as well as the application of certain individual performance goals for measuring total performance, see "2025 Executive Compensation-2025 Annual Cash Incentive Plan Performance Objectives" below.
The following graphs show our actual achievement against these performance targets under our 2025 Executive Bonus Plan.
2025 Executive Bonus Plan Performance
2025 Performance-based Restricted Stock Unit Award Performance
Professional Service Revenue and GAAP EPS are the financial measures that we use to measure performance under our 2025 PSU awards. For the definition of these measures, see "2025 Executive Compensation-2025 Performance-Based Equity Incentive Awards" below.
The following graph shows our achievement against these performance targets under our 2025 PSU awards.
2025 PSU Performance

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Alignment of Pay for Performance in 2025	Table of Contents
2025 Executive Compensation
Base Salary
Base salaries for our NEOs in 2025 were as follows:

Name	2025 Base Salary(1) ($)	2024 Base Salary(1) ($)

Michael Q. Simonds	1,000,000	1,000,000
Mala Murthy	650,000	—
Jay Venkat	635,000	635,000
Jeffery Hayward	550,000	525,000
Anthony Shea Treadway	550,000	550,000
Kelly Tuminelli	650,000	650,000
(1)Amounts reflect annualized base salary effective as of April 1 of the applicable year.
We seek to pay market-competitive base salaries to attract and retain a stable executive team and ensure that our executives receive a fixed base level of compensation. Base salary for Ms. Murthy in connection with her appointment in 2025 was established after taking into account her relative level of responsibility, qualifications, experience, salary expectations and competitive market information. Base salaries for our NEOs are reviewed and set annually by the CHCM Committee based on similar factors including pay equity considerations.
Annual Cash Incentive Compensation
We use annual cash incentives to motivate our executives to achieve our short-term financial and operational objectives and individual performance goals, while making progress towards our longer-term growth and strategic goals. All NEOs are eligible to receive an annual cash incentive not to exceed 200% of their individual target bonus. Unless otherwise indicated, the cash incentive awards our NEOs earn under our plan is "at-risk" and variable based on our achievement against these objectives. The target and actual annual cash incentive payouts for our NEOs for 2025 under the 2025 Executive Bonus Plan were:

Name	2025 Target Annual Cash Incentive Opportunity ($)	2025 Target Annual Cash Incentive Opportunity as % of Base Salary(1) (%)	2025 Actual Annual Cash Incentive Award as a % of 2025 Target Opportunity (%)	2025 Actual Annual Cash Incentive Award ($)

Michael Q. Simonds	1,500,000	150	84.8	1,272,000
Mala Murthy(2)	650,000	100	9.3	60,548
Jay Venkat	635,000	100	84.8	538,538
Jeffery Hayward	550,000	100	97.5	536,417
Anthony Shea Treadway	550,000	100	76.3	419,805
Kelly Tuminelli	650,000	100	72.1	468,570
(1)Cash Incentive Awards were paid as a percentage of the base salary levels in effect as of April 1, 2025.
(2)The Cash Incentive Award paid to Ms. Murthy under the 2025 Executive Bonus Plan was pro-rated to reflect her appointment in November 2025 and based solely on continued service.

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Table of Contents	Alignment of Pay for Performance in 2025
2025 Annual Cash Incentive Plan Performance Objectives
During the first quarter of each year, the CHCM Committee selects the financial performance measures, sets the target levels for those financial measures, and approves new individual and strategic performance goals (MBOs) to properly incentivize our Senior Executive Management, including our NEOs, to achieve key business objectives for the year and create long-term value for the Company’s stockholders. In early 2025, the CHCM Committee established the financial performance objectives and MBOs for our NEOs under our 2025 Executive Bonus Plan. When establishing the MBOs, the CHCM Committee may consider, among other things, prior year performance, market conditions and management's recommendations. As described in more detail below, the cash incentive award payouts for 2025 were based on our actual achievement against these financial objectives and MBOs.
The financial performance objectives under our 2025 Executive Bonus Plan were Professional Service Revenue and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Professional Service Revenue is defined as fees charged to clients for processing payroll-related transactions on behalf of our PEO and Administrative Services Offering ("ASO") clients, access to our HR expertise, employment and benefit law compliance services, other HR-related and tax credit filing services and fees charged to access our cloud-based ASO services.
Adjusted EBITDA is a non-GAAP financial measurement defined as: net income, excluding the effects of income tax provision, interest expense, bank fees and other, depreciation, amortization of intangible assets, stock-based compensation expense, amortization of cloud computing arrangements, transaction and integration costs, and restructuring costs. The CHCM Committee believes that such measures are appropriate to enable period-to-period comparisons on a consistent basis and, accordingly, to facilitate the development of future projections, while excluding costs that are not directly resulting from the Company’s core and ongoing operations.
These measures are also defined and reported in "Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
For 2025, the target performance levels for these measures were as follows:

Financial Objective	Target ($ in millions)

Professional Service Revenue	713
Adjusted EBITDA	406
No bonus was payable to our executives with respect to the financial performance measures under our 2025 Executive Bonus Plan if we achieved Adjusted EBITDA of less than $345 million. We refer to this condition as the "Adjusted EBITDA Gate."
The CHCM Committee established the financial performance targets at levels that it believed would be rigorous in the current climate and continue to drive a "pay for performance" culture after taking into account a number of factors including strategic and operational changes in the company's medium-term business plan and an uncertain external economic environment including small and medium size business hiring trends. The 2025 targets were aligned with guidance provided to the market, ensuring that compensation remains aligned with successful execution of the Company's strategy.
In addition to the above financial performance objectives, management objectives, or MBOs for each of our NEOs were established as part of our 2025 Executive Bonus Plan. Our MBOs may be quantitative or qualitative goals, depending on the organizational priorities for a given year, and typically focus on key departmental or operational objectives or functions. Most of the MBOs are intended to provide a set of common objectives that facilitate collaborative management and engagement, although our NEOs also may be assigned individual goals. Even if financial objectives or MBO objectives, or both, are met, the CHCM Committee may determine to reduce or not pay cash incentive awards through its exercise of negative discretion depending on overall Company performance or individual performance.

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Alignment of Pay for Performance in 2025	Table of Contents
The CHCM Committee established the following common MBOs for our NEOs under our 2025 Executive Bonus Plan:
•Achieve growth in new clients;
•Enhance our customer journey; and
•Foster an inclusive, collaborative and engaged culture.
Weighting of 2025 Executive Bonus Plan Performance Objectives and Award Payout Range
The CHCM Committee considered Company-wide financial performance as well as departmental and individual achievement in assigning weighting to the target annual cash incentive award opportunities for our NEOs under our 2025 Executive Bonus Plan. Pursuant to the terms of the plan, achievement of financial objectives received 60% weighting, evenly weighted between Professional Service Revenue and Adjusted EBITDA, and achievement of MBOs received 40% weighting. The CHCM Committee believes that aligning the executives' bonus targets and weightings in this manner supports achievement of our key financial and strategic business objectives.
Payouts under our 2025 Executive Bonus Plan could scale between 0% and 200% of a NEO's target cash incentive award opportunity as follows:
•Professional Service Revenue: For every 1% below goal, bonus scales down 10% and for every 1% above goal, bonus scales up by 10%; and
•Adjusted EBITDA: For every 1% below goal, bonus scales down 6.67% and for every 1% above goal, bonus scales up by 4%.
The following table shows the threshold, target and maximum performance levels (and the associated potential award) under our 2025 Executive Bonus Plan based on achievement of the company-wide financial metrics:

Performance Level	% of Professional Service Revenue Target (%)	Award (%)	% of Adjusted EBITDA Target (%)

Threshold	90	0	85
Target	100	100	100
Maximum	110	200	125
Awards are realized only if the threshold level of performance is achieved, and payments are interpolated between the respective threshold, target and maximum levels as described above.
Achievement of MBOs may impact funding of bonuses up to a maximum of 150% (each component is scaled) and equal to or less than the maximum award value in aggregate.
Achievement and Actual Awards under Our 2025 Executive Bonus Plan
In March 2026, the CHCM Committee determined that our actual achievement with respect to the financial objectives under our 2025 Executive Bonus Plan (described above) was as follows:

Financial Objective	2025 Target ($ in millions)	2025 Actual ($ in millions)	Achievement (%)

Professional Service Revenue	713	719	108.2
Adjusted EBITDA	406	425	120.4

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Table of Contents	Alignment of Pay for Performance in 2025
In addition, the CHCM Committee evaluated and determined that the 2025 corporate MBOs had been attained at approximately 41% of target performance, which along with the financial performance metric achievement levels, results in approximately 85% of target annual cash incentives. After evaluation of individual performance, upon recommendation by and in consultation with the CEO, the CHCM Committee approved the Total 2025 Actual Cash Incentive Awards as indicated in the table below:

Name	Professional Service Revenue Target Weight (%)	Professional Service Revenue Achievement as % of Target (%)	Adjusted EBITDA Target Weight (%)	Adjusted EBITDA Achievement as % of Target (%)	MBO Target Weight (%)	Corporate MBO Achievement as % of Target (%)	Actual % of 2025 Target Incentive (%)	Total 2025 Actual Cash Incentive Award ($)

Michael Q. Simonds	30	108.2	30	120.4	40	40.5	84.8	1,272,000
Mala Murthy(1)	30	108.2	30	120.4	40	40.5	9.3	60,548
Jay Venkat	30	108.2	30	120.4	40	40.5	84.8	538,538
Jeffery Hayward	30	108.2	30	120.4	40	40.5	97.5	536,417
Anthony Shea Treadway	30	108.2	30	120.4	40	40.5	76.3	419,805
Kelly Tuminelli	30	108.2	30	120.4	40	40.5	72.1	468,570
(1)The Cash Incentive Awards paid to Ms. Murthy under the 2025 Executive Bonus Plan was pro-rated to reflect her appointment in November 2025 and based solely on continued service.
2025 Long-Term Equity Incentive Awards
The CHCM Committee believes that equity compensation is integral to aligning the long-term interests of our Senior Executive Management with those of our stockholders. The CHCM Committee believes that by owning shares of our common stock, our Senior Executive Management has an incentive to act to maximize long-term stockholder value. This incentive to maximize long-term stockholder value is advanced further through our stock ownership guidelines.
The CHCM Committee seeks to provide our Senior Executive Management with a blend of time-based and performance-based equity awards. Our time-based equity awards are important for attracting and retaining executive officers. Because our time-based equity awards generally vest on a quarterly basis over four years and vary in value based on the market value of our common stock, they also align the interests of our Senior Executive Management with the long-term market value of our common stock. Our performance-based equity awards reward our Senior Executive Management for achieving specific pre-established strategic business objectives, and impose additional time-based vesting, which the CHCM Committee believes also will continue to incentivize and reward Senior Executive Management for enhancing the long-term value of our common stock.
During the first quarter of each year, the CHCM Committee evaluates, and may consider adjusting, the type and design of the equity awards, including establishing new financial performance criteria for the performance-based equity awards, to properly incentivize our Senior Executive Management, including our NEOs, to achieve key business objectives and create long-term value for our stockholders. For purposes of the 2025 equity award program, for all Senior Executive Management other than Ms. Murthy, the CHCM Committee determined to grant a blend of 50% RSUs and 50% PSUs, based on grant date value (assuming, with respect to the PSUs, achievement at the target performance level). Ms. Murthy was not granted any PSUs due to her later hire date in November 2025. In connection with her appointment, Ms. Murthy was granted (i) a new hire RSU award with target value of $500,000 that will vest in full on December 15, 2026; and (ii) a one-time RSU award with target value of $4.1 million that will vest over 4 years, in each case, subject to continued employment. As described above, these one-time awards were approved following consideration of Ms. Murthy's foregone compensation opportunities with her prior employer.

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Alignment of Pay for Performance in 2025	Table of Contents
In 2025, the Equity Award Committee (a subcommittee established by the CHCM Committee and delegated authority to administer our equity plans and grant equity awards) granted the following equity awards to our NEOs:

Name	Number of RSUs Granted (#)	Grant Date Value(1) ($)	Number of PSUs Granted at Target (#)	Grant Date Value at Target(1) ($)

Michael Q. Simonds	53,788	4,125,002	53,788	4,125,002
Mala Murthy	76,528	4,600,098	—	—
Jay Venkat	13,040	1,000,038	13,040	1,000,038
Jeffery Hayward	13,040	1,000,038	13,040	1,000,038
Anthony Shea Treadway	13,040	1,000,038	13,040	1,000,038
Kelly Tuminelli	13,692	1,050,039	13,692	1,050,039
(1) Calculated based on the closing price of TriNet's common stock on the date of grant.
2025 Performance-Based Equity Incentive Awards
Our 2025 PSU awards were designed with a single-year performance measurement period subject to subsequent multi-year vesting requirements which provide a continued link to share price performance. 50% of the shares earned during the performance period (January 1, 2025 to December 31, 2025) will vest under the award at the end of the second year (December 31, 2026) and the remaining 50% of shares earned (if any) will vest under the award at the end of the third year (December 31, 2027), in each case contingent on continued employment with the Company.
The CHCM Committee selected two equally-weighted performance measures for our 2025 PSU awards: our Professional Service Revenue and our GAAP EPS. We defined our "Professional Service Revenue" as the Company's annual Professional Service Revenue, as reported in the Company's audited financial statements for the fiscal year ended December 31, 2025, excluding the direct impact of any unplanned mergers or acquisitions (which either did not occur or had no material impact in 2025). Professional Service Revenue is a key measure for the business because it closely aligns to the Company's desire to grow its new and install customer base. We defined our "GAAP EPS" as the Company's GAAP EPS, as reported in the Company's audited financial statements for the fiscal year ended December 31, 2025. The CHCM Committee believes these performance measures are an appropriate means to evaluate the effectiveness of our business strategies over time and our annual profitability, both of which are important to our objective of creating long-term stockholder value.
Under the 2025 PSUs, the amount actually earned pursuant to these awards is determined based on the Company's results against the above-described performance measures, with the number of shares of our common stock earned determined by employing a multiplier for each performance measure scaled from 0% to 200% of the target award (interpolating between threshold, target and maximum performance), as shown in the table below, provided that if the MBOs in the 2025 Executive Bonus Plan were not achieved at 60% of target or more, the maximum Performance Multiplier for the PSUs could be no more than 125% of target. This 60% threshold is designed to reinforce the importance the CHCM Committee places on the achievement of the MBOs.

Performance Level	Professional Service Revenue ($ in millions)	GAAP EPS ($)	Performance Multiplier (%)

Threshold	642	2.15	50
Target	713	2.90	100
Maximum	784	3.65	200

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Table of Contents	Alignment of Pay for Performance in 2025
The CHCM Committee established Professional Service Revenue and GAAP EPS targets at levels that it believed would be rigorous in the current climate and continue to drive a "pay for performance" culture after taking into account a number of factors including strategic/operational changes in the company's medium-term business plan and an uncertain external economic environment including small and medium size business hiring trends. The 2025 targets were aligned with guidance provided to the market, ensuring that compensation remains aligned with successful execution of the Company's strategy.
In designing our 2025 PSU awards, the CHCM Committee considered a competitive market analysis prepared by Meridian, reviewed various design alternatives, and held discussions with Meridian and our CEO (except with respect to his own equity awards). The CHCM Committee also considered the existing equity holdings of each of our NEOs, including the current economic value of their unvested and unearned equity awards, the mix of time-based and performance-based equity, and the ability of existing equity holdings to satisfy our retention objectives. The CHCM Committee also considered the dilutive effect of our long-term equity incentive award practices and the overall impact of our mix of executive equity awards, as well as awards to other employees, on executive incentives and the market value of our common stock.
Shares Earned under our 2025 PSU Awards
The following table shows our achievement against the target Annual Professional Service Revenue and Annual GAAP EPS for the 2025 performance period under our 2025 PSU:

Financial Objective	2025 Target ($)	Weight (%)	2025 Actual ($)	Achievement (%)

Professional Service Revenue	713 million	50	719 million	108.5
GAAP EPS	2.90	50	3.20	140
Based on such achievement, the following table sets forth the number of shares of our common stock and value as of December 31, 2025 earned by our eligible NEOs under our 2025 PSU awards, subject to the time-based vesting condition for the awards.

Name	Grant Date	Performance Period	Vesting Period after Performance Period(1)	Target Shares (#)	Shares Earned (#)	Shares Earned as a % of Target (%)

Michael Q. Simonds	2025	1 year	2 years	53,788	66,818	124
Mala Murthy(2)	—	—	—	—	—	—
Jay Venkat	2025	1 year	2 years	13,040	16,199	124
Jeffery Hayward	2025	1 year	2 years	13,040	16,199	124
Anthony Shea Treadway	2025	1 year	2 years	13,040	16,199	124
Kelly Tuminelli	2025	1 year	2 years	13,692	17,009	124
(1)Our 2025 PSU awards had a single performance period from January 1, 2025 to December 31, 2025 and will vest 50% on December 31, 2026 and 50% on December 31, 2027, subject to continuous service through each date.
(2)Ms. Murthy was not granted PSUs in 2025 due to her start date occurring in November 2025.

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Employee Benefit Plans
We have established a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code ("IRC") for all our eligible U.S. employees, including our Senior Executive Management, who satisfy certain eligibility requirements, such as requirements relating to age and length of service. Under the plan, all participants receive a fully-vested matching contribution equal to 100% of their elective contributions up to 4% of their eligible compensation as defined by the plan and the IRC. We intend for this plan to qualify under Section 401(a) of the IRC so that contributions by employees and the Company to the plan and income earned on plan contributions are not taxable to employees until withdrawn from the plan (except for contributions treated as Roth contributions under the plan's terms).
In addition, we provide other benefits to our Senior Executive Management on the same general basis as our full-time employees. These benefits include health, dental and vision benefits, health and dependent day care flexible spending accounts, short-term and long-term disability insurance, and basic life and accidental death and dismemberment insurance coverage. NEOs also are eligible to receive an annual executive physical to help them proactively manage their health and to prevent or address potential health risks that could impact their ability to perform their duties. We do not currently offer our employees a non-qualified deferred compensation plan or pension plan.
We design our employee benefit programs, including comprehensive health and financial benefits, with the intent they be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.
Perquisites and Other Personal Benefits
Periodically, when our Senior Executive Management, including our NEOs, attend certain Company-related functions, their spouse or partner may also be invited, in which case the Company may incur incremental travel and other event-related expenses for such spouses or partners, the cost of which is taxable to the executive. The Company also may, from time to time, elect to provide tax gross-up payments associated with such taxable compensation. These travel-related expenses and tax gross-up payments are generally available to all employees attending the Company-related functions to the same extent the benefits are made available to the Senior Executive Management. Amounts paid in connection with or reimbursed as a result of these arrangements for our NEOs are set forth in the Summary Compensation Table below.
The CHCM Committee believes that these limited perquisites and other personal benefits serve a business purpose as they are important for attracting and retaining key talent, as well as fostering teamwork and cohesion among the Senior Executive Management.
Employment Agreements
We have executed written employment agreements with each of our NEOs. We believe that these employment agreements were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Each of these employment agreements provides for “at will” employment and sets forth the initial compensation arrangements for the NEO, including an initial base salary, an annual cash incentive compensation opportunity, and a recommendation for an initial equity award.
Severance/Change in Control Benefits
All of our current executive officers are entitled to certain severance and change in control benefits pursuant to their employment agreements or under a company severance benefit plan. For a summary of the material terms and conditions of the severance and change in control benefits our NEOs are eligible to receive, see the section titled “Potential Payments Upon Termination or Change in Control” below.

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Other Compensation Policies
Stock Ownership Policy
To further align the interests of our executives and the members of our Board with those of our stockholders, our Board has adopted equity ownership guidelines for certain officers and members of our Board. These guidelines require our CEO and our other officers subject to Section 16 of the Exchange Act to accumulate aggregate equity holdings equal to 500% and 300%, respectively, of their annual base salaries. Our non-employee directors are required to accumulate aggregate equity holdings equal to 500% of their annual cash retainer for regular service to the Board. Shares owned directly may be counted toward compliance with these guidelines, while unvested equity awards and vested but unexercised options, are not counted toward meeting the ownership guidelines.
Our CEO and our other officers subject to Section 16 of the Exchange Act and the members of our Board must be in compliance with these guidelines as of December 31, 2021 or, if later, within five years of the date on which they become subject to these guidelines. If such officer or Board member becomes subject to a greater ownership amount due to a change in compensation or in the policy ownership requirements, the additional ownership requirement must be met by December 31 immediately following the third anniversary of such change. As of December 31, 2025, each of the officers covered by the Stock Ownership Policy and members of the Board have met or are expected to meet their respective stock ownership requirement before the required time frame.
Compensation Recovery Policy
Our Board maintains a compensation recovery or “clawback” policy, which grants the Company authority to recoup certain cash incentive payments and equity compensation received by any of our current or former officers in the event of their misconduct contributing to a restatement of the Company's financial reports. In 2023, the Company amended and restated its clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act such that in the event of a financial restatement, the Company is required to seek recoupment of certain cash and performance-based equity incentive compensation received by our current or former officers to the extent it is determined to have been erroneously paid (the "Clawback Policy").
Equity Grant Policy
Generally, we follow a regular pattern of granting annual or periodic “refresh” equity awards to our officers and certain other employees. This process is overseen by our CHCM Committee, subject to Board approval when appropriate, and the timing, size and distribution of equity awards may change from year to year. Annual awards typically are granted during the first quarter of the year following our filing of the Company's annual report, and other awards, including new hire awards, typically are granted on the 15th (or next trading day) of each month.
As discussed above under the section "Information Regarding Committees of the Board of Directors - CHCM Committee Processes and Procedures," our CHCM Committee delegated authority to our CEO, and the Chief People Officer in the event the CEO is unavailable, subject to certain limitations such as the maximum value for each award, to grant time-vested RSUs to certain employees of the Company pursuant to the terms of such policy and our equity incentive plan. As the CEO does not have the authority under the policy to approve awards to his direct reports other than below the position level of Senior Vice President, awards to executives are subject to approval by our CHCM Committee, and the Board in certain circumstances, as the case may be.
The price per share attributable to our equity compensation for purposes of determining the number of shares to be granted pursuant to any RSU or PSU is generally determined by the closing price of TriNet's common stock on the date of grant. If any options are granted, they are granted with an exercise price of at least equal to the fair market value as of the date of grant. No options were granted to the NEOs in 2025.

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Insider Trading Policy
The Company has adopted an Insider Trading and Material Nonpublic Information Policy (the “Insider Trading Policy”) governing the purchase, sale and other dispositions of its securities by its Board, officers and other employees, their respective immediate family and household members and certain other related persons, as well as by the Company and its subsidiaries themselves. The policy prohibits all individuals subject to the Insider Trading Policy from trading in the Company’s securities (including related derivative securities) while aware of material nonpublic information, and also prohibits “tipping” such information. Additionally, all persons subject to the Insider Trading Policy are prohibited from trading securities during various periods throughout the year in connection with the public release of our quarterly financial results, and certain individuals must receive pre-clearance from our CLO or its designee prior to engaging in any transaction in the Company’s securities. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, regulations and exchange listing standards applicable to the Company. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Short Sales, Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees (including our officers) and members of our Board and their related persons from holding Company securities in a margin account, pledging Company securities as collateral for a loan, engaging in short sales, transactions in put or call options (or other derivative securities), hedging transactions, standing limit orders (except (i) standing and limit orders under approved Rule 10b5-1 Plans and (ii) standing orders entered into during an open trading window and that terminated before the same open trading window closes) or similar inherently speculative transactions with respect to the Company’s stock at any time, regardless of whether such individual is in possession of material nonpublic information or whether the trading window is open.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the IRC generally disallows a deduction for federal income tax purposes to any publicly traded corporation for any remuneration in excess of $1 million paid in any taxable year to certain "covered employees" with respect to the year in question. While the CHCM Committee considers the tax implications of its decisions when determining the compensation of our officers, it reserves the discretion, in its judgment, to authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.
Accounting for Stock-Based Compensation
The CHCM Committee may take accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards.
Compensation-Related Risk
Our Board is responsible for the oversight of our risk profile, including compensation-related risks. Our CHCM Committee monitors our compensation policies and practices as applied to our employees (including our executive officers) to ensure that these policies and practices do not encourage excessive and unnecessary risk taking. In 2025, at the direction of the CHCM Committee, Meridian conducted a review of our executive compensation programs, and management conducted a review of our non-executive compensation programs, and based on these reviews, the CHCM Committee determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on the Company.

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2025 Summary Compensation Table
The following table sets forth information regarding the compensation awarded to or earned by our NEOs in the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)

Michael Q. Simonds President and Chief Executive Officer	2025	1,000,000	—	8,250,004	1,272,000	30,051(3)	10,552,055
	2024	890,152	3,000,000	13,600,231	831,604	—	18,321,987
	2023	—	—	—	—	—	—

Mala Murthy Executive Vice President, Chief Financial Officer	2025	54,167	560,548(4)	4,600,098	—	27,249(5)	5,242,062
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—

Jay Venkat Executive Vice President, Strategy, Products, and Transformation	2025	635,000	—	2,000,076	538,538	17,598(3)	3,191,212
	2024	635,000	—	2,000,096	397,681	10,278	3,043,055
	2023	635,000	—	2,000,152	699,000	13,200	3,347,352

Jeffery Hayward Executive Vice President, Chief Services & Technology Officer	2025	543,750		2,000,076	536,417	264,043(6)	3,344,286
	2024	518,750	—	2,000,096	394,550	13,800	2,927,196
	2023	—	—	—	—	—	—

Anthony Shea Treadway Senior Vice President, Chief Revenue Officer	2025	550,000		2,000,076	419,805	377,497(7)	3,347,378
	2024	234,896	455,000	2,000,084	146,751	—	2,836,731
	2023	—	—	—	—	—	—

Kelly Tuminelli Former Executive Vice President, Chief Financial Officer	2025	650,000	—	2,100,078	468,570	39,021(8)	3,257,669
	2024	646,875	—	2,500,184	810,000	5,682	3,437,694
	2023	637,500	—	2,500,036	669,000	13,200	3,960,736
(1)Amounts reported in this column do not reflect the amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair market value of equity awards granted to our NEOs for the applicable year as computed in accordance with FASB ASC 718 and based on the closing price of TriNet's common stock on the date of grant. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation from these awards to the extent they meet the vesting requirements under the awards. The grant date fair market value of the RSUs granted in 2025 are as follows: Mr. Simonds, $4,125,002; Ms. Murthy, $4,600,098; Mr. Venkat, $1,000,038; Mr. Hayward, $1,000,038; Mr. Treadway, $1,000,038; and Ms. Tuminelli, $1,050,039. The grant date fair market value of the PSU awards based on target performance level are as follows: Mr. Simonds, $4,125,002; Mr. Venkat, $1,000,038; Mr. Hayward, $1,000,038; Mr. Treadway, $1,000,038; and Ms. Tuminelli, $1,050,039. Assuming achievement of the performance metrics at the maximum level, the grant date fair market value of the PSU awards would have been as follows: Mr. Simonds, $8,250,004; Mr. Venkat, $2,000,076; Mr. Hayward, $2,000,076; Mr. Treadway, $2,000,076; and Ms. Tuminelli, $2,100,078. For information on the valuation assumptions used in these computations, see Note 10 - Stock Based Compensation found in Part II, Item 8, "Financial Statements and Supplementary Data" in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 12, 2026.

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(2)Amounts in this column represent bonuses paid under our 2025 Executive Bonus Plan for performance during the applicable year. Actual payment of these amounts for 2025 occurred in 2026.
(3)This amount represents company contributions to the 401(k) plan during the fiscal year ended December 31, 2025.
(4)This amount represents (i) a one-time sign-on bonus of $500,000, however, it was not paid until early 2026 and (ii) $60,548 in bonus for 2025 that was agreed per the terms of Ms. Murthy's employment agreement.
(5)This amount represents legal fees that Ms. Murthy was reimbursed for in connection with her employment agreement.
(6)The amount reported includes (i) a one-time allowance of $250,000 to help cover costs of relocating to the Atlanta office and (ii) $14,043 in company contributions to the 401(k) plan during the fiscal year ended December 31, 2025.
(7)The amount reported includes (i) a one-time allowance of $350,000 to help cover costs of relocating to the Atlanta office; (ii) $14,408 in company contributions to the 401(k) plan during the fiscal year ended December 31, 2025; and (iii) $13,089 in connection with incremental cost of companion travel on business-related trips.
(8)The amount reported includes (i) $23,986 in company contributions to the 401(k) plan during the fiscal year ended December 31, 2025 and (ii) $15,035 in connection with incremental cost of companion travel on business-related trips.

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2025 Grants of Plan-Based Awards Table
The following table provides information with regard to potential cash bonuses payable to our NEOs in 2025 under our performance-based, non-equity incentive plan and with regard to equity awards granted to each NEO under our equity incentive plan during 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Unit (#)	Grant Date Fair Market Value of Stock and Option Awards(2) ($)

Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael Q. Simonds	Cash Incentive	—	—	1,500,000	3,000,000	—	—	—	—	—
	PSUs	3/21/2025	—	—	—	26,894	53,788	107,576	—	4,125,002
	RSUs	3/21/2025	—	—	—	—	—	—	53,788	4,125,002
Mala Murthy	Cash Incentive	—	—	—(3)	—	—	—	—	—	—
	PSUs	—	—	—	—	—	—	—	—	—
	RSUs	12/15/2025	—	—	—	—	—	—	8,319	500,055
	RSUs	12/15/2025	—	—	—	—	—	—	68,209	4,100,043
Jay Venkat	Cash Incentive	—	—	635,000	1,270,000	—	—	—	—	—
	PSUs	3/21/2025	—	—	—	6,520	13,040	26,080	—	1,000,038
	RSUs	3/21/2025	—	—	—	—	—	—	13,040	1,000,038
Jeffery Hayward	Cash Incentive	—	—	550,000	1,100,000	—	—	—	—	—
	PSUs	3/21/2025	—	—	—	6,520	13,040	26,080	—	1,000,038
	RSUs	3/21/2025	—	—	—	—	—	—	13,040	1,000,038
Anthony Shea Treadway	Cash Incentive	—	—	550,000	1,100,000	—	—	—	—	—
	PSUs	3/21/2025	—	—	—	6,520	13,040	26,080	—	1,000,038
	RSUs	3/21/2025	—	—	—	—	—	—	13,040	1,000,038
Kelly Tuminelli(4)	Cash Incentive	—	—	650,000	1,300,000	—	—	—	—	—
	PSUs	3/21/2025	—	—	—	6,846	13,692	27,384	—	1,050,039
	RSUs	3/21/2025	—	—	—	—	—	—	13,692	1,050,039
(1)Amounts represent the range of possible cash payouts under our 2025 Executive Bonus Plan. The maximum amount that could have been earned by each NEO was 200% of the target cash incentive. See the section titled "2025 Executive Compensation-Weighting of 2025 Executive Bonus Plan Performance Objectives and Award Scale" in the CD&A above for more detailed information. Actual amounts received under our 2025 Executive Bonus Plan are described under the section titled "2025 Executive Compensation-Annual Cash Incentive Compensation" in the CD&A above and in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table.

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(2)Each of the RSUs and PSUs shown in the table was granted under, and is subject to, the terms of the TriNet Group, Inc. Amended and Restated 2019 Equity Incentive Plan (the "2019 Plan"). Amounts reported in this column do not reflect the amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair market value for the equity awards granted to the NEOs as computed in accordance with FASB ASC 718 and based on the closing price of TriNet's common stock on the date of grant. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair market value of our 2025 PSU awards is calculated at the target performance level. At the maximum performance level, the grant date fair value of our 2025 PSU awards would be 200% of the target value. For information on the valuation assumptions used in these computations, see Note 10 - Stock Based Compensation found in Part II, Item 8, "Financial Statements and Supplementary Data" in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 12, 2026. The material terms of the RSUs and PSUs granted to the Named Executive Officers are described under the section titled "2025 Executive Compensation-2025 Long-Term Equity Incentive Awards" in the CD&A above.
(3)Ms. Murthy's bonus for 2025 was agreed to per the terms of her employment agreement.
(4)In connection with Ms. Tuminelli's separation from the Company on March 16, 2026, she was entitled to the accelerated vesting of the portion of her unvested time-based equity awards (including any earned PSUs for which the performance period was completed) that would have otherwise vested if her employment continued for 12 months following her separation date. All remaining unvested equity that did not accelerate were forfeited.

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Outstanding Equity Awards as of December 31, 2025 Table
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

			Stock Awards(1)

			Number of Shares or Units of Stock that Have No Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Name	Award Type(2)	Grant Date

Michael Q. Simonds	RSUs	3/15/2024	20,892(4)	1,235,344	—	—
	PSUs	3/15/2024	8,294(5)	490,424	—	—
	RSUs	3/21/2025	43,703(6)	2,584,158	—	—
	PSUs	3/21/2025	66,818(7)	3,950,948	—	—
Mala Murthy	RSUs	12/15/2025	8,319(8)	491,902	—	—
	RSUs	12/15/2025	68,209(4)	4,033,198	—	—
Jay Venkat	RSUs	7/15/2022	2,390(9)	141,321	—	—
	RSUs	3/15/2023	4,059(6)	240,009	—	—
	RSUs	3/15/2024	4,477(6)	264,725	—	—
	PSUs	3/15/2024	1,064(5)	62,914	—	—
	RSUs	3/21/2025	10,595(6)	626,482	—	—
	PSUs	3/21/2025	16,199(7)	957,847	—	—
Jeffery Hayward	RSUs	7/15/2022	1,594(9)	94,253	—	—
	RSUs	3/15/2023	3,045(6)	180,051	—	—
	RSUs	3/15/2024	4,477(6)	264,725	—	—
	PSUs	3/15/2024	1,064(5)	62,914	—	—
	RSUs	3/21/2025	10,595(6)	626,482	—	—
	PSUs	3/21/2025	16,199(7)	957,847	—	—
Anthony Shea Treadway	RSUs	8/15/2024	14,381(9)	850,349	—	—
	RSUs	3/21/2025	10,595(6)	626,482	—	—
	PSUs	3/21/2025	16,199(7)	957,847	—	—
Kelly Tuminelli(10)	RSUs	3/23/2022	845(6)	49,965	—	—
	RSUs	3/15/2023	5,074(6)	300,026	—	—
	RSUs	3/15/2024	5,597(6)	330,951	—	—
	PSUs	3/15/2024	1,330(5)	78,643	—	—
	RSUs	3/21/2025	11,125(6)	657,821	—	—
	PSUs	3/21/2025	17,009(7)	1,005,742	—	—

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(1)The awards are subject to accelerated vesting upon certain events, as summarized under the section below titled “Potential Payments Upon Termination or Change in Control.”
(2)There were no outstanding stock options held by our NEOs as of December 31, 2025.
(3)The market value of the unvested shares is calculated by multiplying the number of shares by $59.13, which was the closing price of TriNet's common stock on December 31, 2025, the last trading day of TriNet's fiscal year.
(4)Awards were granted under our 2019 Plan and are subject to a four-year vesting schedule, with 1/4th of the total shares granted vesting on the 15th day of the second month following the 12-month anniversary of the award grant date, and 1/16th of the total shares granted vesting on the 15th day of the second month of each calendar quarter thereafter, in each case subject to such NEO's continued service with TriNet through the applicable vesting date.
(5)Amounts in this column set forth unvested PSU awards granted in 2024. The share amount for the unvested PSUs is reported based on the number of earned but unvested PSUs, i.e., the shares scheduled to vest on December 31, 2025, and December 31, 2026.
(6)Awards were granted under our 2019 Plan and are subject to a four-year vesting schedule, with 1/16th of the total shares subject to the award vesting on the 15th day of the second month of each calendar quarter following the award grant date, in each case subject to such NEO's continued service with TriNet through the applicable vesting date.
(7)Amounts in this column set forth unvested PSU awards granted in 2025. The share amount for the unvested PSUs is reported based on the number of earned but unvested PSUs, i.e., the shares scheduled to vest on December 31, 2026, and December 31, 2027.
(8)Awards were granted under our 2019 Plan with 100% of the total shares granted vesting upon the 12-month anniversary of the award grant date, subject to such NEO's continued service with TriNet through the applicable vesting date.
(9)Awards were granted under our 2019 Plan and are subject to a four-year vesting schedule, with 1/4th of the total shares granted vesting upon the 12-month anniversary of the award grant date, and 1/16th of the total shares granted vesting on the 15th day of the second month of each calendar quarter thereafter, in each case subject to such NEO's continued service with TriNet through the applicable vesting date.
(10)Pursuant to Ms. Tuminelli's transition agreement, she continued to be eligible to vest in her equity awards during the term of her transition agreement with the Company. In connection with her separation from the Company on March 16, 2026, Ms. Tuminelli was entitled to the accelerated vesting of the portion of her unvested time-based equity awards (including any earned PSUs for which the performance period was completed) that would have otherwise vested if her employment had continued for 12 months following her separation date. All remaining unvested equity that did not accelerate was forfeited.
2025 Option Exercises and Stock Vested Table
The following table shows certain information regarding option exercises and stock awards vesting during 2025 with respect to our NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Michael Q. Simonds	—	—	30,914	2,152,127
Mala Murthy	—	—	—	—
Jay Venkat	—	—	20,019	1,326,726
Jeffery Hayward	—	—	15,990	1,059,886
Anthony Shea Treadway	—	—	8,981	582,853
Kelly Tuminelli	—	—	21,935	1,440,073
(1)Represents the value realized based on the vesting date of such shares, or if the vesting date is not a trading day for our stock, the immediately preceding trading day, multiplied by the number of shares vested.

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Potential Payments Upon Termination or Change in Control
Our NEOs are eligible to receive severance and other payments and benefits following a termination of employment, including in connection with a change in control of TriNet, under their respective employment agreements with the Company (for Mr. Simonds and Ms. Murthy) or the TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan (the "Severance Plan") (for the other NEOs). A summary of the terms and conditions of the NEOs' severance benefits under the applicable employment agreement or Severance Plan is set forth below (except as otherwise noted with respect to performance-based equity award agreements, which are applicable to all NEOs).
Change in Control Termination
If we terminate the employment of a participating NEO without cause, or if such NEO resigns for good reason, and if the termination occurs within the 6-month period (for Mr. Simonds) or 18-month period (for the other NEOs) following a change in control of the Company, such executive will be entitled to receive the following benefits in accordance with their employment agreement or Severance Plan, as applicable, subject to their execution of an effective release of claims in our favor:
•Cash Severance. A lump sum cash payment in an amount equal to 18 months (for Mr. Simonds) or 12 months (for the other NEOs) of their then-current monthly base salary;
•Bonus. 150% of the target annual bonus for the fiscal year during which the termination occurs (for Mr. Simonds) or 100% of their target annual bonus for the fiscal year during which the termination occurs (for the other NEOs);
•Consolidated Omnibus Budget Reconciliation Act ("COBRA") Benefits. For Mr. Simonds, an amount equal to 18 months of the monthly estimated COBRA premium for him and his covered dependents in a single lump sum. For other NEOs, they are entitled to company-paid or reimbursed COBRA premiums for the executive and their covered dependents until the earlier of (i) 12 months following such executive's termination date, (ii) such time as such executive qualifies for health insurance benefits through another source, and (iii) such time as such executive is no longer eligible for continuation coverage under COBRA;
•Accelerated Equity Vesting for Time-Based Equity Awards. 100% accelerated vesting of all then-unvested time-based equity awards; and
•Treatment of Performance-Based Equity Awards. 100% accelerated vesting of all then-unvested performance-based equity awards for which the performance period has been completed. In addition, pursuant to our performance-based equity award agreements, if a change in control occurs prior to the end of the determination date following the applicable performance period, performance criteria will be measured as of the date of the change in control based on actual performance (if capable of measurement) or at target (if not capable of measurement) and will be eligible to vest subject to continued employment. As noted above, upon a NEO's qualifying termination on or following a change in control, 100% of the unvested portion of the award that was earned (either in connection with the change in control or at an earlier time) will vest in full.
Termination Not in Connection with Change in Control
If we terminate the employment of a participating NEO without cause or if such executive resigns for good reason, other than due to such a termination that occurs within the 6-month period (for Mr. Simonds), and 18-month period (for the other NEOs) following a change in control of the Company, such executive will be entitled to receive the following payments and benefits in accordance with the employment agreement or Severance Plan, as applicable, subject to their execution of an effective release of claims in our favor:
•Cash Severance. A lump sum cash payment in an amount equal to 18 months (for Mr. Simonds) or 12 months (for the other NEOs) of their then-current monthly base salary;
•COBRA Benefits. For Mr. Simonds, an amount equal to 18 months of the monthly estimated COBRA premium for him and his covered dependents in a single lump sum. For the other NEOs, they are entitled to company-paid or reimbursed COBRA premiums for the executive and their covered dependents until the earlier of (i) 12 months following such executive's termination date, (ii) such time as such executive qualifies for health insurance benefits through another source, and (iii) such time as such executive is no longer eligible for continuation coverage under COBRA;

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•Accelerated Equity Vesting for Time-Based Equity Awards. Accelerated vesting of the portion of the executive’s unvested time-based equity awards that would have vested during the 18 months (for Mr. Simonds) or 12 months (for the other NEOs) following their termination date as if employment had continued through such date; and
•Treatment of Performance-Based Equity Awards. Accelerated vesting of the portion of the executive’s unvested performance-based equity awards for which the applicable performance period has been completed (and performance has been measured and certified) that would have vested during the 18 months (for Mr. Simonds) or 12 months (for the other NEOs) following their termination date as if employment had continued through such date.
In addition, in the event Ms. Murthy’s employment is terminated without cause or Ms. Murthy resigns for good reason within the 12-month period following her commencement of service with the Company and the gross value of the acceleration provided to her under the Severance Plan is less than $2 million, Ms. Murthy will be entitled to an additional cash payment equal to the difference between the actual gross value of such acceleration and $2 million.
Ms. Tuminelli's Separation
The Company entered into a transition agreement with Ms. Tuminelli, pursuant to which she provided transition services to the Company in a non-executive role from November 28, 2025 until her separation from the Company effective March 16, 2026. Ms. Tuminelli’s separation from the Company constituted a qualifying termination without cause as defined under the Company’s Severance Plan, and subject to her execution of a general release and compliance with certain restrictive covenants, she became entitled to receive separation benefits consisting of (i) an amount equal to 12 months of her base salary, (ii) Company-paid or reimbursed premiums for continued healthcare coverage under COBRA for up to 12 months, and (iii) accelerated vesting of the portion of Ms. Tuminelli's unvested time-based Company equity awards including any earned PSUs for which the performance period had been completed, that would have vested if Ms. Tuminelli’s employment had continued for 12 months following her separation date.
Except as otherwise indicated, the amounts in the table below assume that the NEO terminated employment from the Company as of December 31, 2025, and the table sets forth the estimated payments and benefits that each would have received under their employment agreement or Severance Plan, as applicable.

	Change in Control

Name	Cash Severance ($)	Bonus ($)	Health Benefits(1) ($)	Equity Acceleration(2)(3) ($)	Total ($)

Michael Q. Simonds	1,500,000	2,250,000	56,030	8,260,875	12,066,905
Mala Murthy	650,000	650,000	26,082	4,525,101	5,851,183
Jay Venkat	635,000	635,000	—	2,293,298	3,563,298
Jeffery Hayward	550,000	550,000	41,720	2,186,273	3,327,993
Anthony Shea Treadway	550,000	550,000	38,135	2,434,678	3,572,813
Kelly Tuminelli	650,000	650,000	31,662	2,423,147	3,754,809
(1)Amount reflects estimated monthly premium for continued health benefits under our existing group health insurance plans for the duration of time the NEO is eligible for COBRA reimbursement under the applicable employment agreement or Severance Plan. This does not include monthly premiums for individual conversion life insurance or disability insurance policies. Mr. Venkat does not have a value in this column as he has not enrolled in TriNet-sponsored health benefits, and in the event he had experienced a termination of employment, he would not have been eligible for COBRA benefits.
(2)Includes the actual number of shares earned under our 2025 PSUs by our NEOs during the 2025 measurement period with 100% accelerated vesting.
(3)Based on the fair market value of TriNet's common stock as of December 31, 2025, which was $59.13 per share.

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	No Change in Control					Death/Disability(1)

Name	Cash Severance ($)	Bonus ($)	Health Benefits(2) ($)	Equity Acceleration(3) ($)	Total ($)	Equity Acceleration(3) ($)

Michael Q. Simonds	1,500,000	—	56,030	2,424,271	3,980,301	8,260,875
Mala Murthy	1,482,016(4)	—	26,082	491,902	2,000,000	4,525,101
Jay Venkat	635,000	—	—	706,604	1,341,604	2,293,298
Jeffery Hayward	550,000	—	41,720	611,582	1,203,302	2,186,273
Anthony Shea Treadway	550,000	—	38,135	501,955	1,090,090	2,434,678
Kelly Tuminelli	650,000	—	31,662	718,075	1,399,737	2,423,147
(1)All equity awards held by employees (including our NEOs) under any of our equity compensation plans become immediately vested upon the awardee's death or disability (as defined in the applicable plan).
(2)Amount reflects estimated monthly premium for continued health benefits under our existing group health insurance plans for the duration of time the NEO is eligible for COBRA reimbursement under the applicable employment agreement or Severance Plan. This does not include monthly premiums for individual conversion life insurance or disability insurance policies. Mr. Venkat does not have a value in this column as he has not enrolled in TriNet-sponsored health benefits, and in the event he had experienced a termination of employment, he would not have been eligible for COBRA benefits.
(3)Based on the fair market value of TriNet's common stock as of December 31, 2025, which was $59.13 per share.
(4)The amount reported includes (i) a lump sum cash payment of $650,000, which is equal to 12 months of Ms. Murthy's current monthly base salary and (ii) a cash payment of $832,016, which is paid solely if Ms. Murthy is terminated without cause or resigns for good reason within 12 months from the commencement of her employment, and is equal to the difference between the actual gross value of such acceleration provided to her under the Severance Plan and $2 million.
2025 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following information for the 12-month period that ended on December 31, 2025:
•the median of the annual total compensation of all our employees (except our CEO) was $99,327;
•the annual total compensation of our CEO was $10,556,895; and
•the ratio of these two amounts was 106 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating annual total compensation allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying Our “Median Employee”
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total domestic and foreign employee population. As reported in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K filed with the SEC on February 12, 2026, we had approximately 3,400 employees as of December 31, 2025.
As of December 31, 2025, over 5% of our employee population is working outside of the United States. We included 407 employees in India out of our workforce of approximately 3,400 for the purpose of identifying our median employee. As of December 31, 2025, other than the employees in India, we did not have any other employees located outside of the United States.

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Determining our Median Employee
We selected December 31, 2025 as the date upon which we would identify the “median employee”. We compared the wages of our U.S. employees as reported to the Internal Revenue Service on Form W-2 Box 5 for 2025, which we believe to be a reasonable compensation measure. Box 5 reports the amount of wages subject to the Medicare tax, which includes any deferred compensation, 401(k) contributions and other fringe benefits that are excluded from the federal income tax for the 12-month period that ended on December 31, 2025. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using a foreign exchange rate as of December 31, 2025. We did not make any cost of living adjustments for employees outside of the United States.
We did not conduct statistical sampling to identify our median employee from our employee population, or use any special methodology including any material assumptions, adjustments or estimates.
Determination of Annual Total Compensation of our Median Employee and our CEO
We calculated the median employee's annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2025 (as set forth in the 2025 Summary Compensation Table of this Proxy Statement), adjusted to include the cost to the Company in 2025 of specified employee benefits that are provided on a non-discriminatory basis, including group health care coverage and sales referral bonuses, if applicable.
Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Rule, as represented in the “Total” column in the 2025 Summary Compensation Table in this Proxy Statement, was adjusted in a similar manner as the annual total compensation of our median employee. This adjustment included adding in the cost of group health care coverage, and as such, our CEO's annual total compensation for 2025 differs from the amount reported in the Summary Compensation Table.

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Pay Versus Performance Disclosure
The table below and subsequent discussion is intended to comply with the requirements of Item 402(v) of Regulation S-K (the "Pay Versus Performance Rule") in order to provide information about the relationship between executive compensation actually paid and certain financial performance of the Company. The dollar amounts do not reflect the actual amount of compensation earned or realized by our CEO or our other NEOs during the applicable year. For further information regarding the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis."
Pay Versus Performance Table

	Summary Compensation Table ("SCT") Total For:		Compensation Actually Paid ("CAP") To:		Average SCT for Non-CEO Named Executive Officers(1) ($)	Average CAP to Non-CEO Named Executive Officers(2) ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return:

Year	CEO - Simonds(1) ($)	CEO - Goldfield(1) ($)	CEO - Simonds(2) ($)	CEO - Goldfield(2) ($)			TriNet Group, Inc.(3) ($)	Peer Group(3) ($)	Net Income ($, in millions)	Adjusted EBITDA(4) ($, in millions)

2025	10,552,055	—	8,175,192	—	3,676,521	2,858,898	75	166	155	425

2024	18,321,987	358,726	10,417,483	(3,155,264)	3,278,691	400,162	161	210	173	485

2023	—	9,816,270	—	20,456,413	3,246,395	6,471,887	210	188	375	697

2022	—	9,083,348	—	2,897,101	3,618,009	2,459,839	120	147	355	688

2021	—	8,657,624	—	15,593,113	2,520,222	4,098,764	168	192	338	565

(1)The dollar amounts reported are the total compensation reported for each individual in the “Total” column of the Summary Compensation Table (the “SCT”) for the applicable year.

Year	CEO	Non-CEO Named Executive Officers

2025	Michael Q. Simonds	Jeffery Hayward, Mala Murthy, Anthony Shea Treadway, Kelly Tuminelli, Jay Venkat
2024	Michael Q. Simonds, Burton M. Goldfield	Jeffery Hayward, Anthony Shea Treadway, Kelly Tuminelli, Jay Venkat, Alex Warren, Samantha Wellington
2023	Burton M. Goldfield	Kelly Tuminelli, Jay Venkat, Alex Warren, Samantha Wellington
2022	Burton M. Goldfield	Kelly Tuminelli, Jay Venkat, Alex Warren, Samantha Wellington
2021	Burton M. Goldfield	Edward Griese, Olivier Kohler, Kelly Tuminelli, Samantha Wellington

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(2)The dollar amounts reported represent the amount of “compensation actually paid” (“CAP”) to our CEO and to our other NEOs as a group (excluding our CEO), in each case computed in accordance with Item 402(v) of Regulation S-K. To calculate CAP, the following adjustments were made to SCT total compensation:

CEO - Simonds

Year	Summary Compensation Table Total ($)	Reported Value of Equity Awards(a) ($)	Equity Awards Adjustments(b) ($)	Compensation Actually Paid ($)

2025	10,552,055	(8,250,004)	5,873,141	8,175,192

2024	18,321,987	(13,600,231)	5,695,727	10,417,483

CEO - Goldfield

Year	Summary Compensation Table Total ($)	Reported Value of Equity Awards(a) ($)	Equity Awards Adjustments(b) ($)	Compensation Actually Paid ($)

2024	358,726	—	(3,513,990)	(3,155,264)

2023	9,816,270	(7,000,070)	17,640,213	20,456,413

2022	9,083,348	(6,625,148)	438,901	2,897,101

2021	8,657,624	(6,000,024)	12,935,513	15,593,113

Average Non-CEO NEOs

Year	Summary Compensation Table Total ($)	Reported Value of Equity Awards(a) ($)	Equity Awards Adjustments(b) ($)	Compensation Actually Paid ($)

2025	3,676,521	(2,540,081)	1,722,458	2,858,898

2024	3,278,691	(2,166,790)	(711,739)	400,162

2023	3,246,395	(1,937,570)	5,163,062	6,471,887

2022	3,618,009	(2,375,133)	1,216,963	2,459,839

2021	2,520,222	(1,462,559)	3,041,101	4,098,764

(a)Represents a reduction in an amount equal to the grant date fair value of equity-based awards granted each year as reported in the SCT for the applicable year.

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(b)Represents an addition (or subtraction, as the case may be) in an amount equal to the value of equity awards calculated in accordance with Item 402(v) of Regulation S-K for each year shown, which is generally based on the fair value of equity awards granted during the year valued at year-end plus any change in the value of prior years' awards (see following tables).

Equity Component of CAP:

CEO - Simonds

Year	Fair Value of Current Year Equity Awards at the End of the Year ($)	Fair Value of Current Year Equity Awards That Vested in the Same Year ($)	Change in Value of Prior Years' Awards Unvested at the End of the Year ($)	Change in Value of Prior Years' Awards That Vested in the Year ($)	Prior Years' Awards that were Forfeited ($)	Equity Value Included in CAP ($)

	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)

2025	6,535,107	694,336	(923,445)	(432,857)	—	5,873,141

2024(i)	4,539,862	1,155,865	—	—	—	5,695,727

CEO - Goldfield

Year	Fair Value of Current Year Equity Awards at the End of the Year ($)	Fair Value of Current Year Equity Awards That Vested in the Same Year ($)	Change in Value of Prior Years' Awards Unvested at the End of the Year ($)	Change in Value of Prior Years' Awards That Vested in the Year ($)	Prior Years' Awards that were Forfeited ($)	Equity Value Included in CAP ($)

	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)

2024(ii)	—	—	(1,738,204)	(1,775,786)	—	(3,513,990)

2023	9,798,405	886,725	2,943,043	4,012,040	—	17,640,213

2022	5,006,217	541,916	(2,121,477)	(2,987,755)	—	438,901

2021	9,605,161	623,366	1,522,676	1,184,310	—	12,935,513

Average Non-CEO NEOs

Year	Fair Value of Current Year Equity Awards at the End of the Year ($)	Fair Value of Current Year Equity Awards That Vested in the Same Year ($)	Change in Value of Prior Years' Awards Unvested at the End of the Year ($)	Change in Value of Prior Years' Awards That Vested in the Year ($)	Prior Years' Awards that were Forfeited ($)	Equity Value Included in CAP ($)

	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)

2025	2,188,330	136,347	(312,584)	(289,635)	—	1,722,458

2024	738,989	146,979	(270,205)	(387,578)	(939,924)	(711,739)

2023	2,739,315	221,656	1,100,484	1,101,607	—	5,163,062

2022	2,009,609	117,573	(491,225)	(418,994)	—	1,216,963

2021	2,138,063	119,467	492,451	349,414	(58,294)	3,041,101

(i)Mr. Simonds joined the Company in February 2024. The amounts reported represent (i) fair value of outstanding equity granted in 2024 and (ii) fair value of Mr. Simonds' new hire RSU award granted in March 2024 and fully vested on December 31, 2024.
(ii)Pursuant to Mr. Goldfield's transition agreement, all of his unvested equity remained outstanding and he continued to be eligible to vest in his equity awards during the term of his consulting agreement with the Company through March 31, 2025.
As reflected in the tables above, equity award values reported for purposes of CAP are calculated by adding or subtracting, as applicable, the following: (a) for any awards granted in the applicable year that are outstanding and unvested as of the end of the year, the year-end fair value of those awards; (b) for any awards that were granted and became vested in the same year, the fair value of those awards as of the vesting date; (c) for any awards granted in a prior year that are outstanding and unvested as of the end of that year, the change in fair value from the end of the prior fiscal year to the end of the applicable year; (d) for any awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value of those awards as of the vesting date (from the end of the prior fiscal year) and (e) the values granted in prior years that were forfeited. The valuation assumptions used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. No dividends or other earnings were paid on unvested shares during the periods reported.

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(3)The Total Shareholder Return (TSR) is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Peer Group Shareholder Return represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is stated below and is consistent with the peer group used for purposes of Item 201(e) of Regulation S-K as reported in our Form 10-K for the fiscal year ended December 31, 2025.
(4)Adjusted EBITDA is a non-GAAP measure that adjusts net income, excluding the effects of income tax provisions, interest expense, bank fees and other, depreciation, amortization of intangible assets, stock based compensation expense, amortization of cloud computing arrangements, transaction and integration costs, and restructuring costs. Combined with other financial and individual performance objectives, Adjusted EBITDA is an important element in how we link compensation actually paid to our NEOs to Company performance. Adjusted EBITDA is defined and reported under “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Tabular List of Financial Performance Measures
The metrics listed in the table below represent, in our assessment, the most important financial performance measures we used to link compensation actually paid to our NEOs to our Company performance for the fiscal year ended December 31, 2025.

Most Important Performance Measures

Adjusted EBITDA
Professional Service Revenue
GAAP EPS
Professional Service Revenue and Adjusted EBITDA are the financial performance objectives that together receive 60% weighting (and separately each receive 30% weighting) in the determination of performance achievement under the 2025 Executive Bonus Plan. Professional Service Revenue and GAAP EPS are the performance measures used to determine amounts earned by the NEOs, subject to continued time-based vesting, under our 2025 PSUs. While the Company uses several performance measures in connection with its executive compensation program, for purposes of the SEC rules, in our assessment, Adjusted EBITDA represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to company performance for 2025 (our "Company-Selected Measure"). This is evidenced in part by the Adjusted EBITDA Gate in our 2025 Executive Bonus Plan.
As explained in the "Compensation Discussion and Analysis", the CHCM Committee takes a holistic approach to the Company’s executive compensation program and uses both long-term and short-term incentive awards to further the objective of incentivizing our NEOs to increase value for stockholders. The CHCM Committee believes that all of the financial and non-financial performance measures described in the “Compensation Discussion and Analysis” are critical to linking NEO pay to company performance and considered each of them carefully in designing the 2025 NEO compensation program and in determining the NEOs' 2025 compensation.

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Comparative Analysis of the Pay versus Performance Table
TSR: Company versus Peer Group
The chart below compares the 3-year and 5-year cumulative TSR(1) for the Company and for the companies included in our Peer Index Group. Our Peer Index Group is the peer group index reported in Part II, Item 5, "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities," in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K, for the fiscal year ended December 31, 2025(2).
(1)TSR reflected in this table is calculated as described in footnote 3 to the Equity Component of CAP table above.
(2)The Peer Group Index used in the chart above consists of the following companies:
Automatic Data Processing, Inc.
Barrett Business Services, Inc.
Insperity, Inc.
Intuit, Inc.
Paychex, Inc.

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CAP versus TSR
As shown in the chart below, the CEO's and other NEOs' CAP amounts are generally well-aligned with the Company's TSR over the reported five-year period. This is due primarily to the Company's significant use of long-term equity incentives, which we believe creates alignment with our shareholders' interests. Given the significant emphasis we place on equity compensation for our NEOs, changes in CAP for our NEOs is significantly influenced by our stock price on the grant date and over the duration of the relevant years, reflecting general alignment of pay and performance over the periods shown.
CAP versus Net Income
The chart below compares the CEO's and other NEOs' CAP amounts and the Company's net income over the reported five-year period. While the Company does not use year-over-year changes in net income to determine compensation levels or incentive plan payouts, the measure of net income is correlated with the measure of Adjusted EBITDA, which the Company used when setting goals for the Company's 2025 Executive Bonus Plan. As shown in the chart below, compensation actually paid and net income are generally aligned for the years indicated.

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CAP versus Adjusted EBITDA
The chart below compares the CEO's and the other NEOs' CAP amounts to the Company's Adjusted EBITDA over the five-year reported period. As explained in the CD&A, Adjusted EBITDA, our Company-Selected Measure, is a financial performance objective in our 2025 Executive Bonus Plan, constituting 30% of each NEO's total target bonus opportunity. As reflected in the Pay Versus Performance Disclosure table above and the chart below, CAP generally aligns with Adjusted EBITDA, and is significantly impacted by stock price, as described above.

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Non-Employee Director Compensation
Non-Employee Director Compensation Policy
Our non-employee director compensation policy provides that each non-employee director will receive the following cash compensation for board services:

	Chair ($)	Non-Chair Member ($)

Board Annual Retainer	90,000	60,000

Committees

Finance and Audit Annual Retainer	40,000	15,000
CHCM Annual Retainer	30,000	15,000
Nominating and Corporate Governance Annual Retainer	20,000	10,000
Risk Annual Retainer	20,000	10,000
In addition, on the date of our first Board meeting each calendar year, each of our non-employee directors is granted an RSU award with a grant date fair value of $215,000 (or $335,000, in the case of the Board Chair) to be settled in shares of our common stock. Each annual RSU award vests in full on the earlier of the 12-month anniversary of the grant or the trading date most closely preceding the date the Annual Meeting of Stockholders for the year immediately following the year in which the awards were granted, subject to the non-employee director's continuous service through such date.
Each new non-employee director is granted an RSU award with a grant date value of $215,000 (or $335,000, in the case of a new non-employee director to serve as Board Chair) pro-rated for the number of days that will elapse between the non-employee director’s date of initial election or appointment and the first anniversary of the date of grant of the non-employee directors' most recent grant of annual RSUs. These initial awards will vest in full on the same date the most recent annual RSU award to the non-employee directors becomes vested; in each case, subject to the non-employee director’s continuous service through such date.
In addition, each of the foregoing RSU awards is eligible to vest in full immediately prior to a change in control, subject to the non-employee director remaining a non-employee director of the Company as of the day prior to the change in control.
We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
The maximum annual amount of compensation (including cash and equity compensation) for each non-employee director is $750,000 for each calendar year. The maximum amount covers all forms of cash, stock and other compensation (other than reimbursements for reasonable out-of-pocket expenses incurred in attending Board and committee meetings).

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2025 Director Compensation Table
The following table shows information regarding the compensation earned or paid during 2025 to non-employee directors who served on the Board during the year. Mr. Simonds' compensation is shown in the table entitled “2025 Summary Compensation Table" and the related tables under the section titled “2025 Executive Compensation" in the CD&A. Mr. Simonds did not receive any compensation for his services as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

Michael J. Angelakis	85,000	215,046	300,046
Paul Chamberlain	105,000	215,046	320,046
Ralph A. Clark	95,000	215,046	310,046
Maria Contreras-Sweet	90,000	215,046	305,046
Brian C. Evanko	75,000	215,046	290,046
David C. Hodgson	100,000	335,030	435,030
Janet H. Kennedy(3)	22,663	138,462	161,125
Jacqueline Kosecoff	85,000	215,046	300,046
Wayne B. Lowell	110,000	215,046	325,046
Madhu Ranganathan(3)	21,413	138,462	159,875
Myrna Soto	83,750	215,046	298,796
(1)The amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair market value of the equity awards granted to our non-employee directors during 2025, as computed in accordance with FASB ASC 718. The grant date fair market value for the RSU awards is measured based on the closing price of TriNet’s common stock on the date of grant. The assumptions used in the calculation of these amounts are included in Note 1 - Description of Business and Significant Accounting Policies found in Part II, Item 8, "Financial Statements and Supplementary Data" in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)As of December 31, 2025, each current non-employee director (other than Mr. Hodgson, Ms. Kennedy and Ms. Ranganathan) held 2,649 outstanding unvested RSUs. Mr. Hodgson held 4,127 unvested RSUs. Ms. Kennedy and Ms. Ranganathan each held 2,070 unvested RSUs.
(3)Ms. Kennedy's and Ms. Ranganathan's fees and stock awards were pro-rated to reflect their appointments in September 2025.

2026 NOTICE AND PROXY STATEMENT	65

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025. As of December 31, 2025, no equity securities were authorized for issuance under equity compensation plans not approved by stockholders.
Equity Compensation Plan Information

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)

	(a)	(b)	(c)

Equity compensation plans approved by stockholders	1,568,752(1)	76.69(2)	9,154,441(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,568,752	76.69	9,154,441
(1)Consists of the number of shares of common stock issuable pursuant to equity awards outstanding under our 2019 Plan, which consists of (i) options to purchase 262,245 shares of common stock; (ii) 1,127,651 shares of common stock underlying unvested RSU awards and (iii) 178,856 shares of common stock underlying unvested PSU awards. Unvested PSU awards for which the applicable performance period has not been completed are reflected at target performance. Actual performance for those awards can be up to 200%.
(2)The weighted-average exercise price is calculated based solely on the exercise price of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding RSU awards and PSU awards, each of which have no exercise price.
(3)Includes, under the 2019 Plan, 3,880,903 shares of common stock reserved for future issuance, and, under the Company's 2014 Employee Stock Purchase Plan, 5,273,538 shares of common stock reserved for future issuance.

66	2026 NOTICE AND PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Transactions with Related Persons
We have adopted a written policy under which any transaction in which the amount involved exceeds $120,000 with any of our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, members of the immediate family of any of the foregoing persons, or certain affiliates of any of the foregoing persons or entities must be presented to our Finance and Audit Committee for review, consideration and approval or ratification. In approving, ratifying or rejecting any such proposal, our Finance and Audit Committee is allowed to consider all available facts and circumstances about the transaction deemed relevant, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction and whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Certain Transactions with Related Persons
This section describes transactions since January 1, 2025 to which we were a party or will be a party, other than compensation arrangements for our directors and executive officers, in which:
•the amounts involved exceeded or are expected to exceed $120,000; and
•the transaction involved any of our directors, nominees for election as a director, executive officers or holders of more than 5% of our common stock, any member of the immediate family of any of the foregoing persons, or certain affiliates of any of the foregoing persons or entities, who had or will have a direct or indirect material interest.
All of the transactions described below were presented to the Finance and Audit Committee for review and consideration and were approved or ratified by the Finance and Audit Committee in accordance with our policy described above. We believe the terms of the transactions described below are on terms comparable to those we could have obtained in arm’s length dealings with unrelated third parties.
•Based on information in a Schedule 13D/A filed on September 15, 2023 and a Form 4 filed on May 28, 2025, Atairos Group, Inc., and/or its affiliates (“Atairos”), is an owner of more than 5% of the Company’s common stock, and one of our directors, Mr. Angelakis, holds an executive position with Atairos, which makes Atairos a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K for our fiscal year ended December 31, 2025. Atairos became a customer of the Company in 2017. In 2025, including payments from affiliates of Atairos and certain worksite employee (WSE) related pass-through amounts, Atairos paid the Company $1,341,415 as a customer of the Company.
•One of our directors, Mr. Clark, is the Chief Executive Officer of one of our customers, SoundThinking, Inc. (“SoundThinking”), which makes SoundThinking a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K. SoundThinking became a customer of the Company in 2007. In 2025, including payments from affiliates of SoundThinking that are also our customers, and certain WSE related pass-through amounts, SoundThinking paid the Company $743,683 as a customer of the Company.
•One of our directors, Mr. Evanko, is the President and Chief Operating Officer of The Cigna Group (“Cigna”), one of our vendors, which makes Cigna a “Related Person” of the Company under the Company’s Related Person Transaction Policy and Item 404 of Regulation S-K. Cigna became a vendor of the Company in or about 2017. In 2025, the Company paid Cigna, including its affiliates, $1,003,053 for its services to the Company.
We have also entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements they may be required to pay in actions or proceedings to which they are or may be made a party by reason of their position as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

2026 NOTICE AND PROXY STATEMENT	67

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other 2026 Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other 2026 Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to TriNet Group, Inc., Attention: Sidney Majalya, Corporate Secretary, One Park Place, Suite 600, Dublin, California 94568 or you may reach us by telephone at 888-874-6388. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

68	2026 NOTICE AND PROXY STATEMENT

OTHER MATTERS
No business may be transacted at the Annual Meeting other than the business specified in the Notice of Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors and business properly brought before the Annual Meeting by a shareholder who has properly given notice to the Company’s Secretary under our Bylaws. The Board of Directors knows of no other matters that will be presented for consideration at the 2026 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Sidney Majalya, Secretary
April 15, 2026
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 (including the financial statements and financial statements schedule) is available without charge upon written request to: Sidney Majalya, Corporate Secretary, TriNet Group, Inc., One Park Place, Suite 600, Dublin, California 94568.

2026 NOTICE AND PROXY STATEMENT	69

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
The Board is soliciting your proxy to vote at our 2026 Annual Meeting, including at any adjournments or postponements of the 2026 Annual Meeting. In this Proxy Statement for the 2026 Annual Meeting, “we,” “us,” “our,” the "Company," and “TriNet” refer to TriNet Group, Inc.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Under the "notice and access" rules of the SEC, we are able to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because our Board is soliciting your proxy to vote at our 2026 Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will be able to access our proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet or to request a printed copy.
We expect to mail the Notice on or about April 15, 2026 to all stockholders of record entitled to vote at our 2026 Annual Meeting. We may send you a proxy card, along with a second Notice, on or after April 22, 2026.
Where and at what time is the 2026 Annual Meeting?
Our 2026 Annual Meeting will be held on Wednesday, May 27, 2026, at 9:00 a.m. Pacific Time. The 2026 Annual Meeting will be a completely virtual meeting of stockholders. You can attend the 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/TNET2026 where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to physically attend the 2026 Annual Meeting. We believe that a virtual meeting enables expanded access and increased stockholder attendance and participation.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on our record date, March 31, 2026.

70	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Questions & Answers
What matters am I voting on and how many votes are needed to approve each proposal?
You will be able to vote on the matters listed below at our 2026 Annual Meeting. The table below summarizes the Board’s voting recommendation, the minimum vote needed to approve each proposal, and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Board's Recommendation	Effect of Abstentions	Effect of Broker Non-Votes

1	The election of Michael J. Angelakis, David C. Hodgson, Jacqueline Kosecoff and Michael Q. Simonds as Class III directors.	Plurality; nominees receiving the most “For” votes.	FOR each Nominee	None	None

2	Approval, on an advisory basis, of the compensation of our Named Executive Officers.	“For” votes from the holders of a majority of shares attending the meeting live or represented by proxy and entitled to vote on the matter.	FOR	Against	None

3	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	“For” votes from the holders of a majority of shares attending the meeting live or represented by proxy and entitled to vote on the matter.	FOR	Against	N/A

Additionally, you may vote on any other business as may properly come before the 2026 Annual Meeting or any adjournments or postponements thereof.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify, and a "Withhold" vote has no effect for the election of directors. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Why are you holding a virtual annual meeting?
We have implemented a virtual format for our 2026 Annual Meeting, consistent with our approach in recent years. Based on our experience at previous annual meetings of stockholders, we believe that a virtual meeting will enable expanded access and increased stockholder attendance and participation.
Who can vote at the 2026 Annual Meeting?
Only stockholders of record at the close of business on March 31, 2026 will be entitled to vote at our 2026 Annual Meeting. Beneficial owners can vote their shares live at our 2026 Annual Meeting so long as they obtain a valid proxy from their broker, bank or other agent. On the record date of March 31, 2026, there were 46,121,229 shares of common stock outstanding and entitled to vote.

2026 NOTICE AND PROXY STATEMENT	71

Questions & Answers	Table of Contents
Who is a stockholder of record and how do they vote?
If, on March 31, 2026, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote live at our 2026 Annual Meeting, or by proxy over the telephone, through the internet, or by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend our 2026 Annual Meeting and vote live even if you have already voted by proxy.
If, on March 31, 2026, your shares were not held in your name but rather in an account at a brokerage firm, bank, or other similar agent, then you are the beneficial owner of those shares and different procedures apply to you. Read the question titled "Who is a beneficial owner and how do they vote?" below.
Even if you plan to attend our 2026 Annual Meeting virtually, please read this Proxy Statement carefully and vote using one of the following methods if you are a stockholder of record:

By Mail Mark, sign and date your proxy card and send by free post	By Phone In the U.S. or Canada dial toll free 24/7 1-800-690-6903	By Internet Visit 24/7 www.proxyvote.com	Vote Live Vote live at the 2026 Annual Meeting	By Scanning Scan your unique QR code on your proxy card 24/7 to vote with your mobile device
•To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If your signed proxy card is received before our 2026 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 26, 2026 to be counted.
•To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 26, 2026 to be counted. Internet proxy voting may be provided to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.
•To vote live, attend our 2026 Annual Meeting by visiting www.virtualshareholdermeeting.com/TNET2026, where you may vote and submit questions during the meeting. Have your Notice or proxy card in hand when you visit the website. Even if you plan to attend the 2026 Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the 2026 Annual Meeting.
Who is a beneficial owner and how do they vote?
If, on March 31, 2026, your shares were not held in your name but rather in an account at a brokerage firm, bank, or other similar agent, then you are the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by that broker, bank or agent rather than by TriNet. The broker, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the 2026 Annual Meeting. Simply follow the voting instructions in the Notice your broker, bank or other agent sends to you to ensure that your vote is counted.
If your shares were instead registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record with respect to those shares and different procedures apply to you. Read the question titled "Who is a stockholder of record and how do they vote?" above.

72	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Questions & Answers
Even if you plan to attend our 2026 Annual Meeting virtually, please read this Proxy Statement carefully and vote using one of the following methods if you are a beneficial owner:

Vote live at our 2026 Annual Meeting by obtaining a legal proxy from your broker, bank or other agent	Follow the voting instructions in the Notice you received from your broker, bank or other agent
•To vote live at the 2026 Annual Meeting, you must obtain a legal proxy from your broker, bank or other agent.
•To vote by any other means, you must follow the instructions in the Notice you receive from your broker, bank or other agent. These instructions can vary from agent to agent.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote attend the 2026 Annual Meeting live or are represented by proxy. On the record date, March 31, 2026, there were 46,121,229 shares outstanding and entitled to vote. Thus, the holders of 23,060,615 shares must attend the 2026 Annual Meeting live or be present by proxy at our 2026 Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy, if a valid proxy is submitted on your behalf by your broker, bank or other agent, or if you vote live at our 2026 Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the meeting or the holders of a majority of shares attending the meeting live or represented by proxy may adjourn the 2026 Annual Meeting to another date.
What happens if I do not vote?
If you are a stockholder of record and do not vote either by completing your proxy card, by telephone, through the Internet or live by attending our 2026 Annual Meeting, your shares will not be voted or be counted as present at the 2026 Annual Meeting for the purposes of establishing a quorum.
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank or agent may still be able to vote your shares on certain matters. For the 2026 Annual Meeting, your broker, bank or agent may not vote your shares on Proposal 1 (Election of Directors) or Proposal 2 (Advisory Approval of Executive Compensation), but may vote your shares on Proposal 3 (Ratification of the Appointment of Deloitte & Touche LLP).
What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” For the 2026 Annual Meeting, Proposal 3 (Ratification of the Appointment of Deloitte & Touche LLP) is the sole routine matter. Your broker, bank or agent will not have discretion to vote on Proposal 1 (Election of Directors) or Proposal 2 (Advisory Approval of Executive Compensation) absent direction from you, as they are considered "non-routine" matters.

2026 NOTICE AND PROXY STATEMENT	73

Questions & Answers	Table of Contents
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, “For” the advisory approval of executive compensation, “For” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using their best judgment.
What if another matter is properly brought before the meeting?
We know of no other matters that will be presented for consideration at our 2026 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the proxyholders named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies for our 2026 Annual Meeting. In addition to these proxy materials, members of our Board and our corporate employees also may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•you may submit another properly completed proxy card with a later date;
•you may grant a subsequent proxy by telephone or through the Internet using the procedures outlined above;
•you may timely send a written notice that you are revoking your proxy to our Secretary at One Park Place, Suite 600, Dublin, California 94568; or
•you may attend the 2026 Annual Meeting and vote live.
Your most current proxy card or telephone or Internet proxy at the time of the 2026 Annual Meeting will be the one that is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
Yes. If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or agent for changing or revoking your vote. You cannot change or revoke the vote made by your broker, bank or agent by attending our 2026 Annual Meeting unless you have obtained a legal proxy from the broker, bank or agent that holds your shares giving you the right to vote the shares.

74	2026 NOTICE AND PROXY STATEMENT

Table of Contents	Questions & Answers
When are stockholder proposals due for the 2027 Annual Meeting of Stockholders?
To be considered for inclusion in our 2027 proxy materials in compliance with Rule 14a-8 (“Rule 14a-8”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 16, 2026 to our Secretary at One Park Place, Suite 600, Dublin, California 94568 and must comply with all applicable requirements of Rule 14a-8; provided, however, that if our 2027 Annual Meeting of Stockholders is held before April 27, 2027 or after June 26, 2027, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2027 Annual Meeting of Stockholders. Any proposals received after the deadline will be considered untimely under Rule 14a-8. If you wish to submit a proposal (including a director nomination) that is not to be included in our 2027 proxy materials, the proposal must be received by our Secretary not earlier than the close of business on January 27, 2027 and not later than the close of business on February 26, 2027; provided, however, that if our 2027 Annual Meeting of Stockholders is held before April 27, 2027 or after June 26, 2027, then the proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to comply with Rule 14a-19 under the Exchange Act, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our company Bylaws for next year’s annual meeting, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act. The deadline under Rule 14a-19 does not supersede any of the timing or informational requirements for advance notice under our Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws described above and does not extend any such deadline set forth under the Bylaws. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the 2026 Annual Meeting?
Preliminary voting results will be announced at our 2026 Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the U.S. SEC within four business days after the 2026 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

2026 NOTICE AND PROXY STATEMENT	75

Questions & Answers	Table of Contents

TRINET GROUP, INC.
ONE PARK PLACE, SUITE 600
DUBLIN, CA 94568

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNET2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89552-P47047

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRINET GROUP, INC.

The Board of Directors recommends you vote FOR the following four nominees to hold office until the 2029 Annual Meeting of Stockholders:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Michael J. Angelakis
02) David C. Hodgson
03) Jacqueline Kosecoff
04) Michael Q. Simonds

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of TriNet Group, Inc.'s Named Executive Officers, as disclosed in the proxy statement.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as TriNet Group, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Table of Contents	Questions & Answers

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice of Annual Meeting and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V89553-P47047

TRINET GROUP, INC.
Annual Meeting of Stockholders
May 27, 2026 9:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Michael Q. Simonds and Sidney Majalya, and each of them individually, as proxies, each with the power to appoint themselves substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRINET GROUP, INC. that the stockholder is entitled to vote at the 2026 Annual Meeting of Stockholders, which will be held virtually at www.virtualshareholdermeeting.com/TNET2026 on Wednesday, May 27, 2026, at 9:00 AM PDT and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and for such other matters as may properly come before the meeting as said proxies deem advisable. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement to which this proxy relates.

Continued and to be signed on reverse side